Exhibit 10.61

                                                                       6/21/95
                                                                LEASE-1/SG7907
ROSNER AND FELTMAN
70 GRAND AVENUE
RIVER EDGE, NJ 07661

                        TABLE OF CONTENTS


LANDLORD: FORSGATE INDUSTRIAL COMPLEX

TENANT:   JEAN PHILIPPE FRAGRANCES, INC.

PREMISES: 60 STULTS ROAD, SOUTH BRUNSWICK, NEW JERSEY

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ARTICLE 1      DEMISED PREMISES - TITLE - TERM OF LEASE

ARTICLE 2      USE OF PREMISES

ARTICLE 3      RENT AND OTHER CHARGES

ARTICLE 4      TAXES

ARTICLE 5      COMMENCEMENT DATE OF LEASE

ARTICLE 6      INSURANCE TO BE PROVIDED BY TENANT

ARTICLE 7      RESTORATION OF DEMISED PREMISES IN THE EVENT
               OF FIRE OR OTHER CASUALTY

ARTICLE 8      REPAIRS, MAINTENANCE, UTILITIES,
               CHANGES AND ALTERATIONS, COMPLIANCE
               WITH ORDERS, ETC., EASEMENTS

ARTICLE 9      LEASE PROVISION AGAINST ASSIGNMENT, MORTGAGE
               OR SUBLET BY TENANT WITHOUT LANDLORD'S PERMISSION
               - LANDLORD'S RIGHT OF RECAPTURE

ARTICLE 10     LANDLORD'S REMEDIES IN EVENT OF TENANT'S
               DEFAULT OR BANKRUPTCY

ARTICLE 11     SUBORDINATION OF LEASE TO
               MORTGAGE ON THE DEMISED PREMISES

ARTICLE 12     EXONERATION OF INDIVIDUALS

ARTICLE 13     COVENANT AGAINST LIENS

ARTICLE 14     EMINENT DOMAIN


ARTICLE 15     ACCESS TO PREMISES

ARTICLE 16     NOTICES

ARTICLE 17     ACCEPTANCE

ARTICLE 18     QUIET ENJOYMENT - CONVEYANCE BY LANDLORD

ARTICLE 19     ESTOPPEL CERTIFICATE

ARTICLE 20     FINANCIAL INFORMATION

ARTICLE 21     NO ABATEMENT OF RENT

ARTICLE 22     NONRECORDATION OF LEASE

ARTICLE 23     SURRENDER

ARTICLE 24     SECURITY

ARTICLE 25     MISCELLANEOUS

SCHEDULE A     DEMISED PREMISES
SCHEDULE B     RULES AND REGULATIONS


                                     LEASE

     THE INDENTURE OF LEASE (hereinafter called "LEASE") dated the 10th day of July, 1995, by and between FORSGATE INDUSTRIAL COMPLEX, a Limited Partnership, with offices at c/o Charles Klatskin Co., Inc., 400 Hollister Road, Teterboro, New Jersey 07608, (hereinafter called "LANDLORD"), and JEAN PHILIPPE FRAGRANCES, INC., a corporation of the State of Delaware having its principal office at 551 Fifth Avenue, New York, New York 10176 (hereinafter called "TENANT").

                             W I T N E S S E T H:

                                   ARTICLE 1

                   DEMISED PREMISIS - TITLE - TERM OF LEASE

     Section 1.01  Demised Premises. Landlord, for and in
consideration of the rents, covenants and agreements hereinafter reserved, mentioned and contained on the part of the Tenant, its successors and assigns, to be paid, kept and performed, has demised and leased, and by these presents does demise and lease, unto the Tenant, and the Tenant does hereby take and hire upon subject to the conditions hereinafter expressed, the real property together with the building thereon (the "Building"), commonly known as 60
Stults Road, in the Township of South Brunswick, County of
Middlesex and State of New Jersey, as more particularly described on Schedule "A" (hereinafter sometimes referred to as "Demised Premises").

     Section 1.02 Title. At the commencement of the term of the Lease ("Term"), Landlord shall own the fee title to the Demised Premises, subject to restrictions of record, if any, zoning regulations affecting such Demised Premises and any state of facts shown on an accurate survey or as a visual inspection of the premises would disclose, provided the same does not prohibit or unduly restrict the use of the premises for warehousing and offices, as presently constructed.

     Section 1.03 Term of Lease. To have and to hold unto the Tenant, its permitted successors and permitted assigns, for a Term of eight (8) years, commencing on the commencement date as defined in ARTICLE 5 hereof and ending eight (8) years thereafter, unless sooner terminated, plus the number of days required, if any, to have such Term expire on the last day on the calendar month.

     Section 1.04 Acknowledgment of Commencement. Upon the commencement of the Term, the parties shall execute and exchange a recordable Lease instrument, specifying the commencement and expiration dates of the Term.

     Section 1.05  Definitions.  (i) As used herein, "Hazardous
Substance" includes any pollutant, dangerous substance, toxic substances, any hazardous chemical, hazardous substance, hazardous pollutant, hazardous waste or any similar term as defined in or pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq. ("CERCLA");

Industrial Site Recovery Act, N.J.S.A. 13:1K-6, et seq. ("ISRA");
the New Jersey Spill Compensation and Control Act, N.J.S.A. 58:10-23.11, et seq. ("Spill Act"); the Solid Waste Management Act,
N.J.S.A. 13:1E-1, et seq. ("SWMA"); the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq. ("RCRA"); the New Jersey Underground Storage of Hazardous Substances Act, N.J.S.A. 58:10A-
21, et seq. ("USTA"); Clean Air Act, 42 U.S.C. Section 7401, et seq. ("CAA"); Air Pollution Control Act, N.J.S.A. 26:2C-l, et seq. ("APCA"); New Jersey Water Pollution Control Act, N.J.S.A. 58:10A-
1, et seq. ("WPCA"); and any rules or regulations promulgated thereunder or in any other applicable federal, state or local law, rule or regulation dealing with environmental protection. It is understood and agreed that the provisions contained in the Lease shall be applicable notwithstanding whether any substance shall not have been deemed to be a hazardous substance at the time of its use or Release but shall thereafter be deemed to be a Hazardous Substance.

           (ii) "Release" means spilling, leaking, disposing, pumping, pouring, discharging, emitting, emptying, ejecting, depositing, injecting, leaching, escaping or dumping, however defined, and whether intentional or unintentional, of any Hazardous Substance.

           (iii) "Notice" means any summons, citation, directive, order, claim, litigation, investigation, proceeding, judgment, letter or other communication, written or oral, actual or threatened, from the New Jersey Department of Environmental Protection ("NJDEP"), the United States Environmental Protection Agency ("USEPA"), the United States Occupational Safety and Health Administration ("OSHA") or other federal, state or local agency or authority, or any other entity or any individual, concerning any act or omission relating or which may result in the Releasing of Hazardous Substances into the waters or onto the lands of the State of New Jersey, or into the waters outside the jurisdiction of the State of New Jersey, or into the environment.

           (iv) "Environmental Laws" mean any and all present or future laws, statutes, ordinances, regulations and executive orders, federal and state and local in any related to the protection of human health or the environmental, including, but not limited to, (i) CERCLA; (ii) RCRA;
(iii) ISRA; (iv) Spill Act; (v) USTA; (vi) WPCA; (vii) APCA; (viii) SWMA; (ix) CAA; and (x) USTA.

                               ARTICLE 2

                            USB OF PREMISES

     Section 2.01 Use. The Tenant shall use and occupy the Demised Premises for offices, warehousing and distribution of cosmetics, fragrances and personal care items, and for repackaging of cosmetics, fragrances and personal care items only, and for no other purpose. If Tenant desires to expand or change the aforementioned uses, Tenant shall not do so without first obtaining Landlord's written consent. Landlord agrees not to unreasonably withhold its consent, if the use is for warehousing only of products which are consumer products, and are non-hazardous and are not toxic pollutants. In all other events, Landlord may, for no reason or for any reason, not consent to a change or expansion of use. It being a consideration of this Lease, that the use of the premises shall be limited, to those uses as otherwise hereinbefore specified, and Tenant may not, use the premises for manufacturing or the warehousing of any product which is a hazardous substance as that term is more particularly hereinafter defined. Such use does not permit the stacking of merchandise or materials against the walls, so as to create a load or weight factor upon the walls, or to tie in, Tenant's racking systems with such walls, nor the hanging of equipment from (or otherwise loading) the roof or structural members of the building without the express written consent of the Landlord. The Tenant shall not use or occupy or permit the Demised Premises to be used or occupied, nor do or permit anything to be done in or on the Demised Property, in a manner which will in any way violate any Certificate of Occupancy affecting the Demised Premises, or make void or voidable any insurance then in force with respect thereto, or which will make it impossible to obtain fire or other insurance required to be furnished by the Tenant hereunder, at regular rates, or which will cause or be likely to cause structural damage to the Building or any part thereto, or which will constitute a public or private nuisance, or which would adversely affect the then value thereof, and shall not use or occupy or permit the Demised Premises to be used or occupied in any manner which will violate any present or future laws or regulations of any governmental authority. Except for the products contemplated by the permitted uses in this Section 2.01, Tenant shall not, during the term of this Lease store upon the premises, hazardous substances as that term may be defined from time to time by the New Jersey Department of Environmental Protection or, by the Federal Environmental Protection Agency pursuant to Section 311 of the "Federal Water Pollution Act, amendments of 1972" (33 U.S.C. Section 1321) and the list of toxic pollutants designated by Congress or the Environmental Protection Agency pursuant to Section 307 of that Act (33 U.S.C. Section
1317). The storage of products contemplated by the permitted uses in this Section 2.01 shall during the term of this Lease be in compliance with all applicable laws and regulations, whether federal, state or local, and whether environmental or otherwise. Nothing herein contained shall be deemed or construed to constitute a representation or guaranty by the Landlord that any specific business may be conducted in the Demised Premises or is lawful under the certificate of occupancy. In the event the Tenant cannot obtain the continued certificate of occupancy for the uses of the Demised Premises described in the first sentence of this
Section 2.01, then in such event, Tenant shall have the right, prior to Tenant taking occupancy, to terminate this Lease; such right of termination in all events to be exercised no later than ten (10) days from the date Landlord advises Tenant, TIME BEING OF THE ESSENCE, that the municipality will not issue the continued Certificate of Occupancy.

           Tenant acknowledges and recognizes that Tenant will have to undertake ordinary and usual improvements required by the municipality, such as, but not limited to, in rack sprinklers, exit areas marked on the floor, exit signs, etc. If Tenant is required to undertake other improvements in order to obtain the continued certificate of occupancy, such improvements specifically required by the municipality by reason of Tenant's peculiar use, and if the collective cost thereof is more than FIVE THOUSAND and NO/100 Dollars ($5,000.00), then Tenant shall have the right to terminate this Lease, such right to be exercised, in all events, within the ten (10) day time period as heretofore provided, TIME BEING OF THE ESSENCE.

                             ARTICLE 3

                      RENT AND OTHER CHARGES

     Section 3.01 Net Basic Rent. The Tenant shall pay to the Landlord as net annual basic rent (the "Basic Rent") for the Demised Premises during the Term the sum of SIX HUNDRED EIGHTY-FOUR THOUSAND and NO/100 Dollars ($684,000.00) per annum, payable in equal monthly installments of FIFTY-SEVEN THOUSAND and NO/100 Dollars ($57,000.00) due and payable the first day of each and every month, in advance, except, the first month's rent which shall be paid upon the execution hereof. Said rent and all payments due hereunder shall be paid to the Landlord at its address hereinabove first specified, or as the Landlord may otherwise direct in writing. It is the intention of the parties that the Basic Rent shall be net to the Landlord, so that this Lease shall yield to the Landlord, the Basic Rent during the Term and that all costs, expenses and obligations of every kind and nature whatsoever relating to the Demised Premises shall be paid by the Tenant, except as otherwise specifically provided in this Lease. Whenever the rent as hereinabove set forth is stated as an annual rent, and if there shall be less than twelve (12) months in any year, the rate therein referred to shall be the "annualized rate".

     Section 3.02 First Month Proration. If the Term shall begin on a date other than the first day of a calendar month, the Basic
Rent for the initial month of the Term shall be prorated.

     Section 3.03  Rent Credit to Tenant.  Landlord, as an
accommodation to Tenant to reimburse Tenant for its initial moving/rental expenses, will extend a credit to Tenant in an amount equal to the lesser of FORTY-TWO THOUSAND and NO/100 Dollars
($42,000.00) or, if less, the net monthly rent paid by Tenant in its present leased premises to be applied against the rent accruing as of the second month of the Lease Term.

     Section 3.04 Additional Rent. All payments other than Basic Rent Tenant is required to make pursuant to this Lease shall constitute additional rent ("Additional Rent") and, if Tenant defaults in any such payment so as to create an Event of Default (as hereinafter defined), Landlord shall have (in addition to any rights and remedies granted hereby) all rights and remedies provided by law for nonpayment of Basic Rent.


     Section 3.05 Late Charge. If a payment of Basic Rent or Additional Rent or any part thereof shall not be made on or prior to a date which is five (5) days after the date on which it is due and payable, a late charge of $500.00 per day shall become due and payable to Landlord as liquidated damages for the administrative costs and expenses incurred by Landlord by reason of Tenant's failure to make prompt payment and said late charge shall be payable by Tenant on the first day of the following month. No failure by Landlord to insist upon the strict performance by Tenant of Tenant's obligations to pay late charges shall constitute a waiver by Landlord of its rights to enforce the provisions of this
Section in any instance thereafter occurring, nor shall acceptance of late charges be deemed to extend the time of payment of Basic Rent or Additional Rent or any part thereof. The provisions of this Section 3.05 shall not be construed in any way to extend the grace periods or notice periods as otherwise provided for in this Lease. In the first three (3) instances in each calendar year when Landlord is asserting a late charge, Landlord agrees that, prior to asserting the late charge, Landlord shall give to Tenant five
(5) days' prior written notice and Tenant shall have five (5) days after receipt of such notice to make payment. If Tenant fails to make payment within five (5) days after receipt of written notice by Landlord, then the late charge shall be effective. Landlord's obligation to give notice shall only accrue in the first three (3) instances that failure to pay occurs in each calendar year, and not thereafter.

     Section 3.06 Additional Security Deposit. In the event a late charge is payable hereunder pursuant to Section 3.05, whether or not collected, for three (3) installments of rent or other monetary obligations of Tenant under the terms of this Lease during any twelve-month period, Tenant shall pay to the Landlord, if Landlord shall so request, in addition to any other payments required under this Lease, an additional security deposit as estimated by Landlord in an amount equal to rent and additional rent for three (3) months. Such additional security shall be established to insure payment when due before delinquency of all rent and additional rent, and shall be held pursuant to the security clause provisions as provided in Article 24 hereof. Such additional security deposit shall be returned to the Tenant upon termination of the Lease, less any amount of the security deposit so expended by Landlord, to cure Tenant's defaults hereunder, together with interest as otherwise provided in Article 24 hereof.

     Section 3.07 No Abatement, Deduction, or Set-off etc. There shall be no abatement, diminution or reduction of Basic Rent, or Additional Rent or other charges or other compensation due to the Landlord by Tenant or any person claiming under it under any circumstances, including, but not limited to, any inconvenience, discomfort, interruption of business or otherwise, except as specifically provided herein.

     Section 3.08 Common Area Charge. The Premises to be demised are located within an office/industrial park known as Forsgate

Industrial Complex. Landlord, from time to time, will incur various expenses to maintain the Park for the benefit of all tenants. The Tenant shall pay three percent (3.0%) ("Tenant's Share") of the total costs and expenses incurred by Landlord in maintaining certain areas of the Park for items as follows: (i) the cost of maintaining Park signs and tenant directories; (ii) the cost of water, electricity and other utilities used in connection with the operation and maintenance of the Park and not part of any area demised to a tenant; (iii) the cost of insurance, including general liability insurance, which is carried by Landlord and is usual and customary under the circumstances; (iv) other costs reasonably incurred by Landlord to maintain the Park or costs incurred for services benefiting all tenants or occupants of the Park which, in the reasonable opinion of Landlord, are a service desirable to operate the Park. The cost of maintaining common facilities used by all tenants, such as common grass areas, boulevard dividers, curbing and lighting. Tenant shall pay to the Landlord as an additional charge, annually, Tenant's Share of such common Park expenses for each calendar year. At the end of each calendar year, Landlord shall furnish Tenant with a statement called "Landlord's Expense Statement" setting forth in reasonable detail the common area Complex expenses for such calendar year. Tenant's share of such charges shall not exceed, on an annual basis, FIVE THOUSAND TWO HUNDRED FIFTY and NO/100 Dollars ($5,250.00), such sum adjusted to be increased per annum by the percentage increase, if any, of the cost of living from January 1, 1996 to December 31 of the year for which the bill is rendered by Landlord to Tenant. The cost of living increase shall be measured by the Consumer Price Index for "All Items", the "Index" issued by the U.S. Department of Labor. In the event the Index is no longer issued or available or commonly used at the time a determination is to be made, the Landlord shall designate another index or criteria which will accurately reflect the increase in the cost of living which has occurred for the time period so to be determined.

           Tenant's Share of common area charges for Forsgate Industrial Complex, which shall become payable by Tenant during the calendar year in which this Lease commences or ends, shall be apportioned between Landlord and Tenant in accordance with the portion of such calendar year within the Term.

                             ARTICLE 4

                               TAXES

     Section 4.01 Real Estate Taxes. Tenant shall, throughout the Term, pay directly to the appropriate taxing authorities, at least one (1) day before the same shall become due and payable, without interest or penalty, all water and sewer rents, rates and charges, licenses and permit fees, real estate taxes and assessments levied, assessed, confirmed, imposed upon or against the Demised Premises or any part thereof, including those presently in effect as well as those which may be enacted in the future (collectively the "Impositions"). Tenant shall forward copies of all receipted bills or statements therefor to Landlord upon receipt thereof from said taxing authorities.

Section 4.02  Other Taxes and Payment Thereof.

          (a) Other Taxes Arising Out of Tenant's Use and Occupancy. In addition to the Impositions, Tenant shall pay, at least one (1) days prior to its due date, each and every item of expense in the nature of a tax or charge or assessment for which Landlord is or shall become liable by reason of its estate or interest in the Demised Premises, or any part thereof, including, without limiting the generality thereof, all personal property taxes, gross receipts taxes, use and occupancy taxes, and excise taxes levied or assessed against Landlord or Tenant by reason of the use, occupancy or any other activity by the Tenant in connec-tion with the Demised Premises or any part thereof, or which may be levied or assessed or imposed upon any rents or rental income, as such, payable to Landlord or payable to Tenant from any sub-Tenant in connection with the Demised Premises or any part thereof. Tenant shall forthwith forward copies of receipted bills or cancelled checks therefor to Landlord evidencing the payment thereof.

           (b) Payment of Bills. In the event that the bills or statements issued by the appropriate taxing authorities in respect of any Imposition or tax required to be paid by Tenant pursuant to paragraph (a) of this Section 4.02 shall be forwarded directly to Landlord, Landlord shall promptly forward the same to Tenant, and Tenant shall pay the same before expiration of the time period set forth above or within ten (10) days after receipt of such bill or statement, whichever is later.

     Section 4.03 Certain Taxes Not Payable by Tenant. Tenant shall not be required to pay any of the following taxes or governmental impositions which shall be levied or imposed against Landlord by any governmental authority:

                 (i) Any estate inheritance, devolution, succession, transfer, legacy or gift tax which may be imposed upon or with respect to any transfer of Landlord's interest in the demised premises.

                 (ii) Any income tax levied upon or against the profits of the Landlord from all sources provided, however, that if at any time during the Term the method of taxation prevailing at the commencement of the Term shall be altered so that any new tax, assessment, levy, imposition or charge, shall be measured by or be based in whole or in part upon the Demised Premises or the income thereof and shall be imposed upon Landlord then all such taxes, assessments, levies, imposition or charges to the extent that they are so measured or based, shall be deemed to be an Imposition for the purpose hereof, to the extent that such Imposition would be payable if the Demised Premises were the only property of Landlord subject to such Imposition and Tenant shall pay and discharge the same as herein provided in respect of the payment of any Imposition.

     Section 4.04 Apportionment During First and Last Year of Term. All Impositions which shall become payable during the fiscal tax year in which this Lease commences or ends shall be apportioned between Landlord and Tenant in accordance with the portion of the tax year within the Term.

     Section 4.05 Tenant's Right to Contest. Tenant may contest any Imposition by diligently conducting proceedings in which event, upon Tenant's request and if permitted by law, Tenant may postpone payment of such Imposition during such contest if:

          (a) Such postponement would not constitute a default under any Landlord's mortgage;

          (b) Landlord's interest in the Demised Premises would not be endangered thereby; and

          (c) Tenant deposits with Landlord the amount so contested and unpaid, and annually thereafter adds to such deposit such accrued interest and penalties as Landlord reasonably estimates might be assessed against the Demised Premises in such proceeding.

          Upon the termination of such proceeding, Tenant shall pay the amount of such Imposition (as finally therein determined) remaining unpaid and all interest and penalties relating thereto or, upon Tenant's request, Landlord shall pay such amount to the extent of the funds so deposited. Upon payment in full of such amount, interest and penalties (whether by Landlord or Tenant), Landlord shall return any then balance of the amount so deposited. If, during such proceeding, Landlord in good faith deems the amount so deposited insufficient, Tenant shall upon Landlord's demand, deposit such additional funds as Landlord reasonably requests. If Tenant fails to deposit such additional funds, the funds theretofore deposited may be applied by Landlord to the payment of such Imposition, interest and penalties and any balance shall be returned to Tenant. Landlord shall, if required through such proceedings and requested by Tenant, join in such proceedings, cooperate with Tenant and execute requisite documents, provided Tenant pays Landlord's resultant expenses.

     Section 4.06 Assessments Payable in Installments. With respect to any assessment levied by any governmental or municipal agency or authority which is or may be payable, at the option of the taxpayer, in installments, Tenant agrees to pay Landlord, in lieu of paying the assessment directly to the appropriate governmental or municipal agency, as additional rent, annually, from the date of payment of the assessment, the installment due therefor, at least five (5) days before the last day on which each such installment may be paid without penalty or interest. Tenant shall not be required to pay any installment which shall fall due after the expiration of this Lease.


                             ARTICLE 5

       COMMENCEMENT DATE OF THE LEASE - DELAYED COMMENCEMENT

Section 5.01 Commencement Date of the Lease - Delayed Commencement. The Commencement Date of this Lease shall occur on the earlier of: (i) the date Landlord substantially completes Landlord's work as otherwise set forth in Section 5.02 and delivers possession of the Premises to Tenant, or (ii) the earlier occupancy of the Tenant.

           The premises are presently occupied pursuant to the terms and conditions of a certain Lease between Forsgate Industrial Complex, as Landlord, and Midlantic Distribution Inc., as Tenant, as amended, which Lease provides that either Landlord or Tenant on thirty (30) days' prior written notice may terminate the Lease. Landlord agrees, within three (3) business days of the execution of this Lease, to serve notice of termination upon Midlantic Distribution, Inc. In the event Midlantic Distribution Inc. shall fail to vacate the Premises and deliver possession to the Landlord in accordance with the thirty (30) day notice of cancellation, then the Commencement Date of this Lease shall be delayed until Landlord can deliver possession to the Tenant. Landlord agrees to institute summary dispossess proceedings or take such other action as is reasonably necessary to secure possession for Tenant hereunder.
If the Landlord is unable to obtain possession of the Premises on or before the seventy-fifth (75th) day from the date of this Lease, then Tenant shall have the right prior to the date Landlord notifies Tenant that the Premises are vacant to terminate this Lease. Upon termination of this Lease, both parties shall be releaaed thereafter from and after further liability to the other, except the return to Tenant of prepaid rent and the security deposit. If Landlord has failed to obtain possession from the existing tenant by December 31, 1995, then, if Tenant has not theretofore terminated this Lease, this Lease shall terminate as of December 31, 1995. All such notices shall be in conformance with Article 16 of this Lease.

     Section 5.02 Landlord's Work. Landlord, at no cost to Tenant, agrees, upon obtaining possession, to paint the second floor offices, remove ground floor offices except for lobby and tollets, and install two overhead doors between warehouse and demolished office area, and clean and seal the warehouse floor, repave the parking lot, clean and wash all windows and repair landscaping where necessary. Landlord shall immediately and in a diligent manner, undertake Landlord's work upon obtaining possession of the Premises and obtaining, if required, governmental building permits, and shall substantially complete such work not later than sixty (60) days thereafter, which date shall be an estimated completion date, provided, however, that such date shall be extended by any delay occasioned by scarcity of materials, entry or occupancy by Tenant which inhibits, delays or increases the cost of construction, strikes, labor disputes, weather conditions which inhibit construction, fires or other casualties, governmental restrictions and regulations, delays in obtaining governmental permits, delays in transportation and other delays beyond the reasonable control of Landlord.

     Section 5.03 Continued Certificate of Occupancy. Upon Landlord completing Landlord's work as set forth in Section 5.02, Tenant shall be responsible to obtain a Continued Certificate of Occupancy. Tenant shall be required to undertake such work, such as installation of in-rack sprinklers, exit lines and signs, and other requirements as imposed by the municipality, as required for the issuance of the Continued Certificate of Occupancy permitting Tenant to use and occupy the Demised Premises for the uses described in the first sentence of Section 2.01.

     Section 5.04 Tenant's License to Install a Racking System Prior to the Commencement Date. At such time as Landlord has completed its work regarding cleaning and sealing of the warehouse floor, Landlord shall grant a revocable license to Tenant, to install in the Premises Tenant's racking system. Such license shall be subject to revocation by Landlord at any time, upon written notice, in the event Landlord reasonably determines that Tenant's exercise of the license is delaying, interfering or otherwise impeding Landlord's Work.

           The installation of racking as contemplated by this
Section 5.04 shall not be deemed, for purposes of Section 5.01, occupancy of the Premises by the Tenant. However, Tenant shall be deemed to have accepted that portion of the Premises so used for racking upon installation thereof by Tenant. Tenant, however, prior to exercising the license, shall deliver an insurance certificate to Landlord, in compliance with the provisions of Paragraph (iv) of Section 6.01. Tenant acknowledges that neither Landlord nor its agents or employees shall have any liability to Tenant as to Tenant's property as may placed pursuant to the license in the Demised Premises.

                           ARTICLE 6

                INSURANCE TO BE PROVIDED BY TENANT

     Section 6.01 Coverage and Amount. During the Term, Tenant shall maintain policies of insurance at its sole cost and expense as follows:

                 (i) Insurance against loss or damage to the Demised Premises by fire and from such other hazards as may be covered by the form of all risk coverage then in effect (including specifically damage by water, flood or earthquake) all in an amount sufficient to prevent any coinsurance provision from becoming effective but in any event ln an amount not less than 100% of the then replacement value of the Building without depreciation except for flood and earthquake insurance which shall be in the amount of One Million Dollars ($1,000,000.00). This insurance shall include but not be limited to the following:


                   a. Boiler and other pressure vessels, plate glass and elevator insurance, if appropriate (Tenant shall have the right to be self-insured as to plate glass); and

                   b. Insurance against riot or civil commotion, vandalism, aircraft, sprinkler leakage, all risk endorsement rider (the SMP allrisk form) or the equivalent, and "Demolition" and "Increased Cost of Construction". In addition to the foregoing, such insurance shall include, but not be limited to windstorm, hail, explosion, flood or earthquake, riot and civil commotion, damage from aircraft and vehicles, smoke damage, and such coverage as may be deemed necessary by the Landlord. These insurance provisions shall in no way limit or modify any of the obligations of the Tenant under any provision of this Lease to restore the Demised Premises.

           Anything contained herein to the contrary not-withstanding, the insurance required by this paragraph shall in all events be sufficient to comply with the requirements of any fee mortgage and the replacement value shall in no event be less than FIVE MILLION FIVE HUNDRED THOUSAND and NO/100 Dollars ($5,500,000.00) except for flood and earthquake insurance which shall be in the amount of One Million Dollars ($1,000,000.00). Landlord may demand that such replacement value be determined from time to time by an appraiser, engineer, architect or contractor designated and paid for by Tenant and approved in writing by Landlord. No omission on the part of Landlord to request any such determination shall relieve Tenant of any of its obligations under this Article 6.

                 (ii) Rent insurance, with all risk coverage, in an amount not less than one year's current Basic Rent and Additional Rent and one year's taxes and premiums for the insurance required by this Article 6.

                 (iii) If appropriate, boiler and machinery insurance including coverage for pressure vessels with such limits as from time to time may be reasonably required by Landlord, but not less than $300,000.00 per occurrence with endorsement for actual replacement cost without depreciation.

                 (iv) Commercial General Liability Insurance, including property damage, insuring Landlord and Tenant (and any Mortgagee or other person or persons whom Landlord may designate, called "Additional Insured" in this Lease) from and against all claims, demands, actions or liability for injury to, or death of any persons and for damage to property arising from or related to the use or occupancy of the Premises or the operation of Tenant's business. This policy must contain, but not be limited to, coverage for premises and operations, products and completed operations, blanket contractual, personal injury, operations, ownership, maintenance and use of owned, non-owned, or hired automobiles, bodily injury, and property damage. The policy must have limits in an amount not less than THREE MILLION and NO/100 Dollars ($3,000,000.00) per occurrence and THREE MILLION and NO/100 Dollars ($3,000,000.00) in the aggregate. This insurance will include a contractual coverage endorsement specifically insuring the performance by Tenant of its indemnity agreements contained in this Lease. To the extent Tenant carries commercial general liability insurance in excess of THREE MILLION and NO/100 Dollars ($3,000,000.00), which protects Tenant as to the Demised Premises, then Landlord shall have the advantage of the availability of such insurance and shall be named as an additional insured on such liability insurance in excess of THREE MILLION and NO/100 Dollars ($3,000,000.00).

                 (v) If a sprinkler shall be located in any part of the Demised Premises, sprinkler leakage insurance in amounts reasonably satisfactory to Landlord.

                 (vi) Such other insurance and in such amounts as may from time to time be reasonably required by any fee mortgagee holding a first mortgage on the Demised Premises against other insurable hazards, which at the time are commonly insured against, in the case of premises similarly situated.

           If by reason of changed economic conditions Landlord's insurance advisor reasonably concludes that these amounts of coverage or coverages are no longer adequate, then such amount or coverage will be appropriately increased, or obtained as the case may be.

           All policies of insurance carried pursuant to this
Article 6 shall name as insured the Landlord, and if required, any fee mortgagee, as may be specifically designated by Landlord, as their respective interests may appear, provided however, that rent insurance shall be carried solely in favor of Landlord. To the extent Landlord receives and applies proceeds of rent insurance, Tenant shall receive a credit against rent payable hereunder.

           Subject to the rights of any fee mortgagee, all losses paid under the policy or policies under Article 6 shall be adjusted by Landlord and the proceeds thereof shall be payable to the Landlord and all such policies shall so provide.

     Section 6.02 Forms, Certificates, Blanket Policies, Renewals, Cancellation. All premiums on policies referred to in this Lease shall be paid by the Tenant. The originals of such policies or certificates shall be delivered to Landlord except when such originals are required to be held by any fee mortgagee, in which case, certificates of insurance shall be delivered to Landlord. Policies or certificates with respect to renewal policies shall be delivered to Landlord by Tenant not Iess than thirty (30) days prior to the expiration of the original policies or succeeding renewals, as the case may be, together with receipts or other evidence that the premiums thereon have been paid for at least one year. In the event the Tenant is not able to deliver the insurance policies or certificates prior to the renewal date as aforesaid, the Tenant may deliver binders in lieu of such policies or certificates to the Landlord, provided, however, that the insur-ance policies or certificates shall be delivered within sixty (60) days after the expiration of the original policies or succeeding renewals but in no event later than fifteen (15) days prior to the expiration date of the binder. Premiums on policies shall not be financed in any manner whereby the lender, on default or otherwise, shall have the right or privilege of surrendering or cancelling the policies. Each policy of insurance required under this paragraph shall have attached thereto an endorsement that such policy shall not be cancelled or modified without at least thirty (30) days prior written notice to the Landlord, and if required, to any fee mortgagee, as specifically designated by Landlord. Each such policy shall contain a provision that no act or omission of Tenant shall affect or limit the obligation of the insurance company to pay the amount of any loss sustained and a provision waiving any right of the insured aga1nst the Landlord. Tenant's obligations to carry insurance required by this Lease may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Tenant, so long as (i) Landlord and such other persons will be named as additional insureds under such policies as their interests may appear; and (ii) the coverage afforded to Landlord and such other persons will not be reduced or diminished by reason of the use of such blanket policy of insurance; and (iii) all other requirements set forth herein are otherwise satisfied.

     Section 6.03 Recognized Insurance Companies. All insurance provided for in this Article 6 shall be effected under valid and enforceable policies issued by insurers which are licensed to do business in the State of New Jersey and shall be written on the standard policies of such companies and provide for no deductibles.

     Section 6.04  Landlord's Non-Liability, Tenant's Own
Insurance. Tenant hereby waives all right of recovery which it might have against Landlord, Landlord's agents and employees, for loss or damage to Tenant's furniture, furnishings, fixtures, equipment, chattels and articles of personal property located on the Demised Premises, nor shall Landlord be liable for any business interruption, or injury to or death of persons occurring in the Demised Premises, or in any manner growing out of or in connection with Tenant's use and occupation of the leased premises or the condition thereof, notwithstanding that such loss or damage may result from the negligence or fault of Landlord. Tenant shall obtain insurance policies covering its furnishings, fixtures, equipment and articles of personal property (collectively, "Personal Property") in the Demised Premises, and Tenant shall either cause Landlord to be named as an insured party under such policies (without entitling Landlord to receive any loss proceeds thereof) or obtain the insurer's waiver of all rights of subrogation against Landlord with respect to losses insured under such policies.

           Tenant shall advise Landlord promptly of the applicable

provisions of such insurance policies and notify Landlord promptly of any cancellation or change therein.

           All insurance carried by Tenant as to the Demised Premises or as to any property located thereon or therein, whether or not such insurance is carried pursuant to this Lease, shall provide that the insurer waives all rights of subrogation against Landlord with respect to losses insured under such policies.

     Section 6.05 Indemnity. Tenant is and shall be in exclusive control and possession of the Demised Premises as provided herein, and Landlord shall not in any event whatsoever be liable for any injury or damage to any property or to any person happening on or about the Demised Premises, nor for any injury or damage to the Demised Premises, nor to any property of Tenant, or of any other person contained therein.

           Tenant shall indemnify and save Landlord harmless against and from all liabilities, claims, suits, fines, penalties, damages, losses, fees, costs and expenses (including reasonable attorneys' fees) which may be imposed upon, incurred by or asserted against Landlord by reason of:

                 (i) Any work or thing done in, on or about the Demised Premises or any part thereof;

                 (ii) Any use, occupation, condition, operation of the Demised Premises or any part thereof or of any street, alley, sidewalk, curb, vault, passageway, or space adjacent thereto or any occurrence on any of the same;

                 (iii) Any act or omission on the part of Tenant or any subtenant or any employees, licensees or invitees;

                 (iv) Any accident injury (including death) or damage to any person or property occurring in, on or about the Demised Premises; or any part thereof or in, on or about any street, alley, sidewalk, curb, vault, passageway or space adjacent thereto; and

                 (v) Any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms or conditions contained in this Lease, or recording of this Lease.
The provisions of this paragraph shall survive the expiration or earlier termination hereof.

     Section 6.06 Fire Insurance Rate and Requirements. Tenant agrees, at its own cost and expense, to comply with all of the rules and regulations of the Fire Insurance Rating Organization having jurisdiction and any similar body, and the insurance company insuring the building.

     Section 6.07 Waiver of Subrogation. All insurance carried by Tenant as to the Demised Premises or as to any property located thereon or therein, whether or not such insurance is carried pursuant to this Lease, shall provide that the insurer waives all rights of subrogation against the Landlord with respect to losses insured under such policies.

                             ARTICLE 7

           RESTORATION OF DEMISED PREMISES IN THE EVENT
                     OF FIRE OR OTHER CASUALTY

     Section 7.01 No Abatement. No damage to the Building by fire or other casualty shall terminate the Lease or relieve Tenant either from payment of Basic Rent, Impositions and Additional Rent, or from the performance of Tenant's other obligations hereunder. Such damage or destruction shall not affect the termination of this Lease. Tenant expressly waives the provisions of N.J.S.A. 46:8-
6 and 46:8-7 and agrees that the foregoing provisions of this Article shall govern and control in lieu thereof.

     Section 7.02 Tenant's Restoration. During the Term, Tenant shall promptly notify Landlord of any damage to the Demised Premises and shall, at its own cost and regardless of the suf-ficiency of insurance proceeds restore the Building subject to
Section 8.07 as nearly as possibIe to its condition immediately prior to the damage. Restoration shall be commenced promptly after the occurrence of any such damage and completed with due diligence.

           As promptly as reasonably possible after damage, Tenant shall notify Landlord of its estimate of the cost of restoration certified correct by Tenant's architect, which architect to be reasonably approved by Landlord, and provide Landlord with such substantiation thereof as Landlord reasonably requests. If the estimated cost of the restoration exceeds the insurance proceeds, Tenant shall, prior to the commencement of the restoration, deposit the deficiency in accordance with Section 7.03. If such determina-tion has not been made when the restoration is to commence, Tenant shall so deposit the difference between Landlord's estimate of the cost of the restoration and the insurance proceeds (any deposit by Tenant pursuant to this Section 7.03 being hereinafter referred to as the "deficiency deposit") and, upon the determination of the estimated cost of the restoration, any excess amount so deposited shall promptly be refunded to Tenant. Before commencing with any restoration which would cost more than $50,000.00, Tenant's architect shall prepare plans and specifications therefor, for Landlord's and any fee mortgagee's approval. There shall be no material deviation from such plans and specifications without Landlord's and the fee mortgagee's approval. The reasonable expenses of Landlord and the fee mortgagee in reviewing such plans and specifications and reviewing requests for disbursements shall be paid by Tenant as Additional Rent.

     Section 7.03 Disbursement of Insurance Funds. In the event of such damage or destruction, which would cost more than FIFTY THOUSAND and NO/100 Dollars ($50,000.00) to restore, any insurance money recovered by the Landlord shall be paid over to a banking company selected by the Landlord to act as an Insurance depository, and such Insurance Depository shall pay out such money from time to time to the Tenant as the repairing, restoration and rebuilding (collectively called the "work") progresses. All amounts received shall be applied by Tenant to the cost of repairing such damage and restoring the Demised Premises, and the Tenant shall proceed with reasonable diligence to repair such damage and to restore the Demised Premises substantially to the condition thereof existing immediately prior to the occurrence of such damage or destruction. The insurance proceeds shall be paid out by the Insurance Depository from time to time upon Tenant's written request, accompanied by:

           (a) A certificate signed by the Tenant and the architect or engineer in charge of the work, dated not more than thirty (30) days prior to such request, setting forth the following:

                 (i) That the sum then requested either has been paid by Tenant, or is justly due to contractors, subcontracitors, materialmen, engineers, architects or other persons who have rendered services or furnished materials for the restoration therein specified, the names and addresses of such persons, a brief description of such services and materials, the several amounts so paid or due to each of said persons in respect thereof, that no part of such expenditures has been or is being made the basis, in any previous or then pending request, for the withdrawal of insurance money or has been made out of the proceeds of insurance received by Tenant, and that the sum then requested does not exceed the value of the services and materials described in the certificate.

                 (ii) That except for the amount, if any, stated (pursuant to the foregoing subclause (a)(i) in such certificate to be due for services or materials, there is no outstanding indebtedness known to the persons signing such certificate, after due inquiry, which is then due for labor, wages, materials, supplies or services in connection with such restoration which, if unpaid, might become the basis of a vendor's, mechanic's laborer's or materialman's statutory or similar lien upon such restoration or upon the demised premises, or any part thereof, or upon Tenant's leasehold interest therein.

                 (iii) That the cost, as estimated by the persons signing such certificate, of the restoration required to be done subsequent to the date of such certificate in order to complete the same, does not exceed the insurance money, plus any amount deposited by Tenant to defray such cost and remaining in the hands of the Insurance Depository after payment of the sum requested in such certificate.

                 (iv) The Tenant shall furnish the Insurance
Depository at the time of any such payment with an official search or evidence satisfactory to the Insurance Depository that there has not been filed with respect to the Demised Premises any mechanic's or other liens which have not been discharged of record.


           (b) An opinion of counsel or other evidence, reasonably satisfactory to the Insurance Depository, to the effect that there has not been filed with respect to the Demised Premises, or any part thereof, or upon Tenant's leasehold interest therein any vendor's, mechanic's, laborer's, materialman's or other lien which has not been discharged of record, except such as will be dis-charged by payment of the amount then requested.

           (c) If the insurance money in the hands of the Insurance Depository and such other sums, if any, deposited with the Insurance Depository shall be insufficient to pay the entire cost of such work, the Tenant agrees to pay the deficiency. Upon completion of the work and payment in full thereof by the Tenant, the Insurance Depository shall turn over to the Tenant, upon sub-mission of proof satisfactory to the Landlord that the work has been paid for in full, any insurance money then remaining and such other sums, if any, deposited with the Insurance Depository then remaining in the hands of the Insurance Depository.

           (d) Tenant shall pay all charges and fees, including attorneys' fees, of any bank, trust company or other entity that performs the functions provided for in Section 7.03 hereof.

     Section 7.04.  Damage to or destruction of the Demised
Premises as aforesaid shall not reduce or abate to rent herein reserved. Such damage or destruction shall not effect a termination of this Lease. Tenant expressly waives the provisions of N.J.S.A. 46:8-6 and 46:8-7 and agrees that the foregoing provisions of this paragraph shall govern and control in lieu thereof.

                             ARTICLE 8

             REPAIRS, MAINTENANCE, UTILITIES, CHANGES
      AND ALTERATIONS COMPLIANCE WITH ORDERS, ETC., EASEMENTS

     Section 8.01 Tenant's Repairs and Maintenance. Tenant for and during the Term, at Tenant's sole cost and expense, assumes all responsibility and obligation for the physical condition of the Demised Premises and its sidewalks, curbs, grounds, parking area and utilities and shall keep the same in good order and first class condition free of accumulation of dirt, rubbish, snow and ice, and shall make all necessary repairs thereto, interior and exterior, structural and non-structural, ordinary and extraordinary and foreseen and unforeseen. When used in this Article, the term "repairs" shall include all necessary replacements and renewals. All repairs made by Tenant shall be equal in quality to the original work. The lawns, shrubs and other vegetation will be maintained and, when required, replaced or renewed. Tenant shall obtain a roof maintenance contract and a maintenance contract for the heating, ventilation and air conditioning systems in the building. Such contract shall provide for semi-annual maintenance of the roof and the HVAC systems, and copies of the maintenance agreements shall be submitted to Landlord, together with an annual report of the maintenance company as to the condition and repairs made to the roof and the systems. In the event the Tenant shall fail to maintain the premises as afoeesaid, the Landlord may serve notice upon the Tenant to correct same and if the Tenant shall fail to do so within 15 days after notice, the Landlord is authorized to take whatever action the Landlord deems reasonably necessary to maintain the Demised Premises, all at the expense of the Tenant. The Tenant shall under no circumstances, paint either the inside or the outside of the masonry walls or the concrete floors without first obtaining Landlord's written consent. Upon surrender, if Tenant shall violate this undertaking, then, Tenant shall cause any such painting to be removed and the finish restored to its original condition.

        Section 8.02 Landlord's Responsibility. Provided Tenant notifies Landlord of the necessity of the repair prior to the last day of the twelfth (12th) month of the Term, Landlord, at its sole cost and expense, shall at the request of Tenant remedy all material defects in workmanship and materials used in the construction of the building which results in an interference with Tenant's reasonable use of the Premises, evidence of which shall appear or be discovered on or before the last day of the twelfth
(12th) month of the Lease Term. Notwithstanding the foregoing, if Tenant shall make any change or alteration, structural or otherwise, to any portion of the building or lands, Landlord's obligations as heretofore provided shall not thereafter extend to the portion of the building or the Premises so changed or altered by Tenant to the extent any portion thereof is adversely affected by the change or alteration. If such change or alteration made by Tenant affects any warranty which Landlord obtained, Landlord shall be excused from Landlord's obligation to the extent such warranty is abrogated, voided or diminished. Landlord's liability under this section is limited to repair or correction of the defect or condition to be rectified and Landlord shall not be liable for any consequential loss or damage.

     On the commencement date of the Lease, the roof will be free of leaks.

        Section 8.03 Utilities. Tenant shall make arrangements directly with the appropriate utility companies for the supply of gas, electricity, water, light, power, telephone and shall pay all fees, expenses and charges therefore to such companies.

        Section 8.04 Tenant's Responsibility. Landlord shall not be required to furnish any services or facilities or to make any repairs or alterations on or to the Building or the Demised
Premises and Tenant assumes the full responsibility for the condition, operation, repair, replacement, maintenance and management of the Demised Premises.

        Section 8.05 Compliance. During the Term, Tenant, at its cost, shall promptly comply with all present and future laws, ordinances, or other governmental regulations (including, but not limited to, the Americans with Disabilities Act of 1990-ADA) and all present and future applicable requirements of the Fire
Insurance Rating Organization of New Jersey (or other body exercising similar functions), whether or not the same requires structural repairs or alterations, foreseen or unforeseen, ordinary as well as extraordinary, which may be applicable to the Demised Premises, the fixtures and equipment thereof, or the use or manner of use of the Demised Premises. Tenant agrees to comply with all zoning ordinances and the responsibility for specific use or uses shall be that of the Tenant and the Landlord makes no representation as to any permissive use.

           Tenant may contest the validity of any such requirement at its expense and defer compliance therewith pending such contest, provided such deferral shall neither constitute a default under any mortgage of the Landlord or cause the imposition of any lien against the Demised Premises nor subject Landlord to any criminal or civil liability.

     Section 8.06 Environmental Compliance. Tenant agrees, that under all circumstances, Tenant shall comply with all federal, state and local laws, ordinances, rules and regulations which are applicable, as to the conduct of Tenant's business as it relates, to the environment, including but not limited to, spillage, pollution, and storage. Tenant hereby represents that its Standard Industrial Classification number ("S.I.C.") is 5190 and its operations shall consist of only those activities otherwise set forth in the first sentence of Section 2.01. Tenant will not permit the operations at the Premises to so change so that the S.I.C. designation heretofore enumerated will change.

           Tenant shall, prior to July 30, 1995, obtain its own environmental consultant to do such audit and investigation of the Demised Premises as Tenant deems appropriate or necessary, to satisfy Tenant as to the environmental condition of the Premises.
If, in the sole judgment of the Tenant, such environmental audit and investigation is not satisfactory to Tenant, then Tenant shall have the right to terminate this Lease, provided and subject, however, that such right shall be exercised on or before July 30, 1995, TIME BEING OF THE ESSENCE, and such notice of termination is served together with a copy of all of Tenant's environmental reports so obtained. The right to terminate this Lease shall be void and without further force and effect subsequent to July 30, 1995, if Tenant has not theretofore exercised its right of termination. All such notices shall be in conformance with Article 16 of this Lease.

           Notwithstanding any provision of the Industrial Site Recovery Act, N.J.S.A. 13:lK-6, et seq., and the regulations promulgated thereunder, and any successor or amended legislation or regulations ("ISRA") to the contrary, if Tenant is operating an "industrial establishment" as that term is defined in ISRA, Tenant shall, at its own cost and expense, comply with ISRA whenever an obligation to do so arises, including by reason of a closing, terminating or transferring operations. Tenant shall, at its own cost and expense, make all submissions to, provide all information to, and comply with all requirements of the New Jersey Department of Environmental Protection & Energy ("DEPE") pursuant to ISRA. Should the DEPE determine that a Remediation Action Work Plan must be prepared and that remediation must be undertaken because of any spills or discharge of a hazardous substance or hazardous waste (as those terms are defined in ISRA) at the premises, then Tenant shall, at Tenant's own expense, prepare and submit the required documents and remediation funding source, and carry out the approved plans. Landlord covenants and agrees with Tenant that Tenant shall not be responsible for any environmental cleanup costs solely related to a spill or discharge of hazardous substance or hazardous waste which occurred prior to the commencement date of the Lease. At no expense to the Landlord, Tenant shall promptly provide all information requested by Landlord regarding or in furtherance of ISRA compliance. Tenant shall sign any affidavit submitted to it by Landlord which is true, accurate and complete; and if an affidavit is not true, accurate and complete, Tenant shall supply the necessary information to make it true, accurate or complete and shall then sign the same. Tenant shall promptly supply Landlord with any notices, correspondence or submissions of any nature made by Tenant to, or received by Tenant from, the DEPE, United States Environmental Protection Agency, or any local, state or federal authority concerning compliance with applicable Environmental Law. In the event Tenant uses, stores or generates hazardous substances, as that term is otherwise defined in this Lease, Tenant will so advise Landlord. In such event, Tenant shall, if requested by Landlord, but no more frequently than annually, supply the Landlord a list of all such hazardous substances used, generated or stored at the Demised Premises during the preceding twelve (12) months. Information to be provided shall be in a narrative report, including a description and quantification of hazardous substances and wastes which were generated, manufactured, stored or disposed of at the Premises during the preceding twelve (12) months. In addition to the foregoing, if Tenant uses, stores or generates hazardous substances, as that term is otherwise herein defined in this Lease, then Landlord shall have the right to require Tenant to hire a consultant, reasonably satisfactory to the Landlord, to undertake an Environmental Site Assessment and Site Investigation, as those terms are defined in ISRA, and if that report indicates a spill or discharge of hazardous substance at the Premises, an appropriate report will be filed with the applicable governmental agencies and Tenant shall Remediate the spill or discharge in accordance with ISRA and other applicable Environmental Laws.

           In the event a lien shall be filed (i) against the Premises during the term of this Lease arising out of hazardous substances or hazardous waste spilled or discharged after the commencement date of this Lease, or (ii) after the commencement of the term of this Lease arising from a violation of applicable
Environmental Law which occurred during the term of this Lease, then Tenant shall, within thirty (30) days from the time Tenant is given notice of the lien, pay the claim and remove the lien from the Premises.


           Subject to the last paragraph of this Section 8.06, Tenant shall indemnify, defend and hold harmless from all fines, suits, procedures, claims, liabilities, costs and actions of any kind, including counsel fees (including those to enforce this indemnity), arising out of or in any way connected with any spills or discharges of hazardous substances or hazardous waste at the Premises, except those which occurred as otherwise provided in the immediately succeeding paragraph of this section; and from all fines, suits, procedures, claims, liabilities, costs and actions of any kind, including counsel fees (including those to enforce this indemnity), arising out of Tenant's failure to comply with the provisions of this Section 8.06. Tenant's obligations and liabilities under this Section 8.06 shall survive the expiration or earlier termination of this Lease and shall continue so long as Landlord remains responsible or liable for either any spills or discharges of hazardous substances or hazardous waste at the Premises or any violation of applicable Environmental Laws. Tenant's failure to abide by the terms of this Section 8.06 shall be enforceable by injunction. The undertaking of the Tenant hereunder shall survive termination of this Lease, provided and subject, however, that Tenant's responsibility shall only apply as to violation of Environmental Laws which occurred during Tenant's Lease term. If Tenant can prove in a reasonable manner that a violation of Environmental Laws did not occur during Tenant's Lease term, then, after such events, Tenant shall have no responsibility or liability as to any such noncompliance.

           Landlord covenants and agrees with Tenant that Tenant shall not have any liability for either the storage of, a spill of or discharge of a Hazardous Substance which occurred prior or subsequent to this Lease Term, or occurred by reason of a spill or discharge of a Hazardous Substance on lands other than the Demised Premises and such storage of, spill of or discharge is not due to any act or omission of Tenant or Tenant's officers, directors, employees, agents or invitees.

           If Landlord or Landlord's prior tenants at the Demised Premises caused a spill or discharge of hazardous substance or hazardous waste at the Premises, then as to either of such events, Landlord will defend, indemnify and hold Tenant harmless from all fines, suits, proceedings, claims, liabilities, costs and actions of any kind, including counsel fees (including those to enforce this indemnity), arising out of or in any way connected with a spill or discharge of hazardous substance or hazardous waste at the Premises directly caused by Landlord or by a prior tenant of Landlord.

     Section 8.07 Alterations. During the Term, Tenant shall not make structural alterations but may, at its cost, make non-structural alterations to the Demised Premises necessary for the conduct of its business, subject to the following:

           (a) Tenant shall first obtain requisite permits and authorizations from governmental authorities having jurisdiction;


           (b) Obtain Landlord's, and if required, the fee mortgagee's, prior written consent, (which Landlord's consent not to be withheld if the change or alteration would not, in the reasonable opinion of the Landlord, impair the value or usefulness of the Building or any part of the Demised Premises).

           (c) Any alterations shall be made promptly (unavoidable delays excepted), in a workmanlike manner in accordance with any alteration plans and in compliance with applicable laws and governmental regulations;

           (d) The cost of the alterations shall be paid by Tenant so that the Demised Premises remains free of any liens;

           (e) If requested by Landlord, post with Landlord adequate security to assure restoration of the premises at the end of the Term;

           (f) Tenant shall maintain Workmen's Compensation
Insurance covering all persons on whose behalf death or injury claims could be asserted, until the alteration is completed;

           (g) No change or alterations shall, when completed, tie in or connect the Demised Premises with any other building on adjoining property.

           (h) During such time as Tenant shall be constructing any improvements, Tenant, at its sole cost and expense, shall carry, or cause to be carried, (i) Workmen's Compensation Insurance covering all persons employed in connection with the improvements in statutory limits, (ii) a completed operations endorsement to the Commercial General Liability Insurance policy referred to in
Section 6.1(iv), (iii) Builder's Risk Insurance, completed value form, covering all physical loss, in an amount reasonably satisfactory to Landlord, and (iv) such other insurance, in such amounts, as Landlord deems reasonably necessary to protect Landlord's interest in the Demised Premises from any act or omission of Tenant's contractors or subcontractors.

           (i) No permitted alteration shall be undertaken until detailed Plans and Specifications have first been submitted to and approved in writing by Landlord, and, if required, by the fee mortgagee. At the completion of the alteration or restoration under Article 7, "as-built" plans shall be delivered to Landlord.

     Section 8.08 Restoration. Any alteration made by Tenant under Article 8 hereof shall, at Landlord's option, become Landlord's property, or, at the election of Landlord, shall be removed by the Tenant thirty (30) days prior to the termination of the Term and the Demised Premises shall be restored to its condi-tion prior to such alteration. The security deposited under
Section 8.06(e) hereof shall be returned to the Tenant at the end of the Term if Landlord elects to have such improvement remain, or, returned to Tenant after restoration by Tenant if Landlord directs that said alteration be removed and the premises restored.


     Section 8.09. Landlord hereby reserves to itself its successors and assigns the right to construct, maintain and use ingress and egress easements, railroad easements, utility ease-ments, drainage easements, across, over and under the Demised Premises, to or from other lands now owned or in the future ac-quired by the Landlord, provided however, that the same be at the cost of the Landlord and does not unreasonably interfere with the use of the Demised Premises by the Tenant.

                             ARTICLE 9

           LEASE PROVISION AGAINST ASSIGNMENT, MORTGAGE,
        OR SUBLET BY TENANT WITHOUT LANDLORD'S PERMISSION,
                   LANDLORD'S RIGHT OF RECAPTURE

     Section 9.01. Tenant covenants and agrees for Tenant and its successors, assigns, and legal representatives, that neither this Lease nor the term and estate hereby granted, nor any part hereof or thereof, will be assigned, mortgaged, pledged, encumbered or otherwise transferred (whether voluntarily, involuntarily, by operation of law, or otherwise), and that neither the Demised Premises, nor any part thereof, will be encumbered in any manner by reason of any act or omission on the part of Tenant, or will be used or occupied, or permitted to be used or occupied, or utilized for desk space or for mailing privileges or as a concession, by anyone other than Tenant, or for any purpose other than as hereinbefore set forth, or will be sublet, without the prior written consent of Landlord in every case; provided, however, that, if Tenant is a corporation, the assignment or transfer of this Lease, and the term and estate hereby granted, to any corporation into which Tenant is merged or consolidated or to which its assets are sold (such corporation being hereinafter in this Article called "Assignee") without the prior written consent of Landlord shall not be deemed to be prohibited hereby if, and upon the express condi-tion that, Assignee shall promptly execute, acknowledge, and deliver to Landlord an agreement in form and substance satis-factory to Landlord whereby Assignee shall assume and agree to perform and to be personally bound by and upon, all the covenants, agreements, terms, provisions, and conditions set forth in this Lease on the part of Tenant to be performed, and whereby Assignee shall expressly agree that the provisions of this Article shall, notwithstanding such assignment or transfer, continue to be binding upon it with respect to all future assignments and transfers and provided such Assignee shall prove to the satisfaction of Landlord that its net worth is at least equal to that of Tenant as of the date hereof.

     Section 9.02. Subject to Section 9.01 hereof, which shall take precedence over the provisions hereof, in the event Tenant desires Landlord's consent to an assignment or subletting of all or any part of the Demised Premises, Tenant, by notice in writing,
(a) shall notify Landlord of the name of the proposed assignee or subtenant, such information as to the proposed assignee's or sub-

tenant's financial responsibility and standing as Landlord may require, and a copy of the proposed assignment or sublease executed by all parties; and (b) shall offer to vacate the space covered by the proposed area to be subleased or the entire Demised Premises in the event of an assignment (as the case may be) and to surrender the same to Landlord as of a date (the "Surrender Date") specified in said offer that shall be the last day of any calendar month during the term hereof, provided, however, that the Surrender Date shall not be earlier than the date occurring ninety (90) days after the giving of such notice nor be later than the effective date of the proposed assignment or the commencement date of the term of the proposed sublease. Landlord may accept such offer in writing by notice to Tenant given within thirty (30) days after the receipt of such notice from Tenant. If Landlord accepts such offer, Tenant shall surrender to Landlord, effective as of the Surrender Date, all Tenant's right, title, and interest in and to the portion of the Demised Premises covered by the proposed sublease, or, if Tenant proposes to sublet the entire Demised Premises, or assign this Lease, all Tenant's right, title and interest in and to the entire Demised Premises. In the event of such surrender by Tenant of a portion of the Demised Premises, then, effective as of the date immediately following the Surrender Date, the Basic Rent shall be reduced by an amount equal to that portion of the Basic Rent that is allocable to the space so surrendered, and the Additional Rent shall be equitably adjusted. If the entire premises be so surrendered by Tenant, this Lease shall be cancelled and terminated as of the Surrender Date with the same force and effect as if the Surrender Date were the date hereinbefore specified for the expiration of the full term of this Lease.

           In the event of any such surrender by Tenant of the Demised Premises or a portion thereof, Landlord and Tenant shall, at the request of either party, execute and deliver an agreement in recordable form to the effect(s) hereinbefore stated.

     Section 9.03. In the event Landlord does not accept such offer of Tenant referred to in Section 9.02 hereof, Landlord covenants not to unreasonably withhold its consent to such proposed assignment or subletting by Tenant of such space to the proposed assignee or subtenant on said covenants, agreements, terms, provisions, and conditions set forth in the notice to Landlord referred to in clause (a) of the first sentence of Section 9.02 hereof; provided, however, that Landlord shall not in any event be obligated to consent to any such proposed assignment or subletting unless:

           (a) The use of the proposed assignee or subtenant is (i) for warehousing of products which are non-hazardous and are not "toxic pollutants" (ii) does not violate any of the negative covenants as to use as contained in this lease and (iii) is in keeping with the then standards of Landlord as to the use of the Building.

           (b) The proposed assignee or subtenant shall be the

actual user of the premises and shall agree that it shall not have the right to sublease the premises or subsequently assign the Lease;

           (c) The proposed assignee or subtenant is not then a tenant or occupant of any part of the industrial park in which the Demised Premises are located;

           (d) There shall be no default by Tenant under any of the terms, covenants, and conditions of this Lease at the time that Landlord's consent to any such assignment or subletting is requested and on the effective date of the assignment or the proposed sublease;

           (e) Tenant shall reimburse Landlord for any reasonable expenses that may be incurred by Landlord in connection with the proposed assignment or sublease, including without limitation the reasonable costs of making investigations as to the acceptability of a proposed assignee or subtenant and reasonable legal expenses incurred in connection with the granting of any requested consent to the assignment or sublease;

           (f) The proposed assignment shall be for a consideration or the proposed subletting shall be at a rental rate not less than the rental rates then being charged under leases being entered into by landlord for comparable space in the Building and any other similar buildings owned or operated by Landlord in a radius of five
(5) miles from the Demised Premises and for a comparable term.

           (g) Such permitted assignment shall be conditioned upon Tenant's delivery to Landlord of an executed instrument of assignment (wherein the assignee assumes, jointly and severally with Tenant, the performance of Tenant's obligations hereunder).

           (h) Such permitted sublease shall be conditioned upon Tenant's delivery to Landlord of an executed instrument of sublease (wherein Tenant and such sublessee agree that such sublease is subject to the Lease and such sublessee agrees that, if the Lease is terminated because of Tenant's default, such sublessee shall, at Landlord's option, attorn to Landlord).

           (i) Tenant shall at Tenant's own expense first comply with ISRA and fulfill all of Tenant's environmental obligations under this Lease which also arise upon termination of Tenant's
Lease term. If this condition shall not be satisfied, then Landlord shall have the right, to withhold consent to a sublease or assignment.

     Section 9.04. Each subletting pursuant to this Article shall be subject to all the covenants, agreements, terms, provisions, and conditions contained in this Lease. Tenant covenants and agrees that, notwithstanding such assignment or any such subletting to any subtenant and/or acceptance of Basic Rent or Additional Rent by Landlord from any subtenant, Tenant shall and will remain fully liable for the payment of the Basic Rent and Additional Rent due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions, and conditions contained in this Lease on the part of Tenant to be performed. Tenant further covenants and agrees that, notwithstanding any such assignment or subletting, no other and further assignment, underletting, or subletting of the Demised Premises or any part thereof shall or will be made except upon compliance with the subject to the provisions of this Article. Tenant shall promptly furnish to Landlord a copy of each such sublease.

     Section 9.05. If this Lease be assigned, or if the Demised Premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, subtenant, or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, subletting, occupancy, or collection shall be deemed a waiver by Landlord of any of Tenant's covenants contained in this Article or the acceptance of the assignee, subtenant, or occupant as Tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained.

     Section 9.06. If for any assignment or sublease, Tenant receives rent or other consideration, either initially, or over the term of the assignment or sublease, in excess of the rent called for hereunder, or in the case of the sublease of a portion of the demised premises, in excess of such rent fairly allocable to such portion, after appropriate adjustment to assure that all other payments called for hereunder are appropriately taken into account, Tenant shall pay the Landlord, as additional rent hereunder, one half (1/2) of the excess of each such payment of rent or other consideration received by Tenant promptly after its receipt.

     Section 9.07 In the event Tenant subleases a portion of the premises to an entity which is a wholly owned subsidiary or division of the Tenant, then in such event, the provisions of
Section 9.06 shall not be applicable as to any such sublease, and the provisions of Section 9.02 shall not be applicable to any such sublease. However, Tenant shall comply with the other provisions of this Article 9. Tenant shall not be prohibited from permitting wholly owned subsidiaries or a division thereof from occupancy of the premises under Tenant's leasehold rights.

     Section 9.08 As to Section 9.03, Landlord agrees within fifteen (15) business days of receipt of Tenant's request for a consent to an assignment of subletting, to respond to Tenant.


                              ARTICLE 10

  LANDLORD'S REMEDIES IN EVENT OF THE TENANT'S DEFAULT OR BANKRUPTCY

     Section 10.01 Events of Default. If any one or more of the following events (hereinafter called "events of default") occurs:

           (a) Tenant shall default in payment of any installments

of rent or other sums required to be paid by Tenant under this Lease, which default shall continue for ten (10) days after written notice thereof by Landlord to Tenant; or in the observance or performance of any other covenant or provision of this Lease and such default continues for thirty (30) days after notice of such default from Landlord (unless such default cannot be cured within (30) days) and Tenant commences to cure such default within such 30 days and diligently proceeds to cure such default; or

           (b) If the Demised Premises shall be left vacant or unoccupied or be deserted for a period of sixty (60) days; or

           (c) Tenant shall make an assignment for the benefit of creditors;

           (d) Tenant shall attempt to transfer, assign or sublet or hypothecate this Lease except as otherwise specifically permitted in Article 9 hereof; or

           (e) A voluntary petition is filed by Tenant under any laws for the purpose of adjudication of Tenant as a bankrupt or the extension of the time of payment, composition, arrangement, adjustment, modification, settlement or satisfaction of the liabilities of Tenant, or the reorganization of Tenant under the Bankruptcy Act of the United States or any future laws of the United States having the same general purpose, or receivers appointed for Tenant by reason of insolvency or alleged insolvency of Tenant; an involuntary petition shall be filed against Tenant for such relief and shall not be dismissed within sixty (60) days;

           Upon the happening of an event of default, and such event of default is not cured within the time periods as otherwise hereinbefore set forth, then Landlord, notwithstanding any other right or remedy it may have under the Lease, at law or in equity, may terminate the Lease, by notice to Tenant setting forth the basis therefor and effective not less than seven (7) days thereafter, whereupon, upon such effective date, the Lease shall terminate (with the same effect as if such date were the date fixed herein for the natural expiration of the Term), Tenant shall surrender the demised premises to Landlord and Tenant shall have no further rights hereunder, but Tenant shall remain liable as hereinafter provided. In such event, Landlord may, without further notice, enter the demised premises, repossess the same and dispossess Tenant and all other persons and property therefrom.

     Section 10.02 Landlord's Damages. If Landlord so terminates the Lease, Tenant shall pay Landlord, as damages:

           (a) A sum which represents any excess of (i) the aggregate of the rent, impositions and additional rent for the balance of the term if the Lease were not so terminated, over (ii) the net rental value of the demised premises at the effective date of such termination, both discounted at the rate of four (4) percent per annum; or, at Landlord's option,


           (b) Sums equal to the rent, impositions and additional rent, when the same would have been payable if not for such termination, less any net rents received by Landlord from any reletting, after deducting all costs incurred in connection with such termination and reletting (but Tenant shall not receive any excess of such net rents over such sums).

           Landlord may commence actions or proceedings to recover such damages or installments thereof at any lawful time. No provision hereof shall be construed to preclude Landlord's recovery from Tenant of any other damages to which landlord is lawfully entitled.

     Section 10.03 Nonexclusivity. No right or remedy herein con-ferred upon Landlord is intended to be exclusive of any other right or remedy herein or by law provided, but each shall be cumulative and subject to the grace and notice provisions of Section 10.01 hereof, in addition to every other right or remedy given herein or now or hereafter existing at law or in equity or by statute. Landlord shall be entitled, to the extent permitted by law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the provisions of this Lease, or to a decree compelling observance or performance of any provision of this Lease, or to any other legal or equitable remedies.
Nothing herein contained shall limit or prejudice the right of the Landlord in any bankruptcy or reorganization or insolvency proceeding, to prove for and obtain as liquidated damages by reason of such termination an amount equal to the maximum allowed by any bankruptcy or reorganization or insolvency proceedings, or to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law, whether such amount shall be greater or less than the excess referred to in Section 10.02.

     Section 10.04 Landlord's Right to Perform Tenant's Covenants. If Tenant shall fail to pay any tax, pay for or maintain or deliver any of the insurance policies or shall fail to make any other payment or perform any other act which Tenant is obligated to make or perform under this Lease, then, Landlord after notice to Tenant may perform for the account of Tenant any covenant in the perfor-mance of which Tenant is in default. Tenant shall pay to the Landlord as additional rent, upon demand, any amount paid by Landlord in the performance of such covenant in any amount which Landlord shall have paid by reason of failure of Tenant to comply with any covenant or provision of this Lease, including reasonable attorneys fees incurred in connection with the prosecution or defense of any proceedings instituted by reason of default of Tenant, together with interest at the maximum lawful rate of in-terest then allowed by the State of New Jersey, but not more than two (2%) percent per month from the date of payment by Landlord until paid by Tenant.

     Section 10.05 No Waiver. No waiver by Landlord of any breach by Tenant of any of Tenant's obligations hereunder shall be a waiver of any subsequent breach or of any obligation, agreement or covenant, nor shall any forbearance by Landlord to seek a remedy for any breach by Tenant be a waiver by Landlord of Landlord's rights and remedies with respect to such or by subsequent breach.

     Section 10.06 Right of Re-Entry. In the event that the termination of this Lease is the result of any election exercised by Landlord pursuant to the terms of this Article, the Landlord shall be entitled to the rights, remedies and damages set forth in this Article and elsewhere in this Lease. Tenant waives the service of notice of intention to re-enter as provided for in any statute and also waives any and all right of redemption in case Landlord obtains possession by reason of Tenant's default. Tenant waives any and all right to a trial by a jury in the event that summary proceedings shall be instituted by Landlord. The terms "enter", "re-enter", "entry" or "reentry", as used in this Lease are not restricted to their technical legal meaning.

     Section 10.07  Payment of Landlord's Counsel Fees and Other
Costs. Tenant shall pay the Landlord as additional rent, upon demand, Landlord's reasonable attorneys fees incurred by Landlord in connection with the prosecution or defense of any proceeding instituted by reason of default of Tenant, together with interest on such sum at the rate of two (2%) percent per month from the date of payment by Landlord until repaid by Tenant to Landlord, this covenant to survive the expiration or sooner termination of this Lease.

     Section 10.08  Noncurable Default.  If Tenant fails, on four
(4) separate occasions in any twelve (12) month period during the Term hereof, to make payment of the rent and or additional rent and or late charges on or before the due date, then, whether or not Tenant ultimately makes and Landlord accepts the required payment after the due date, such failure shall entitle Landlord, upon or at any time after such fourth separate occasion, to pursue the remedies provided in this Article, said circumstances being hereby declared a default no longer susceptible of being cured or removed by Tenant.

                            ARTICLE 11

    SUBORDINATION OF LEASE TO MORTGAGE ON THE DEMISED PREMISES

     Section 11.01  Subordination to Mortgages.  At the option of
Landlord, this Lease shall either be:

           (a) Subject and subordinate to all mortgages which may now or hereafter affect the Demised Premises, and to all renewals, modifications, consolidations, replacements or extensions thereof, provided however, that the holder of any such mortgage shall execute with Tenant a Non-Disturbance Agreement hereinafter described; or

           (b) This lease shall be paramount in priority as an encumbrance against the Demised Premises with respect to the lien of any mortgage which may now or hereafter affect the Demised

Premises and to all renewals, modifications, consolidations, replacements and extensions thereof.

     Section 11.02 Non-Disturbance Agreement. The non-disturbance agreement referred in Section 11.01 shall be an agreement in recordable form between Tenant and the holder of such mortgage, binding on such holder and on future holders of such mortgages, or an agreement by such holder expressed in such mortgage, which shall provide in substance that, so long as Tenant is not in default under any of the terms, covenants, provisions or conditions of this Lease, neither such holder nor any other holder of such mortgage shall name or join Tenant as a party-defendant or otherwise in any suit, action or proceeding to enforce, nor will this Lease or the term hereof be terminated (except as permitted by the provisions of this Lease) or otherwise affected by enforcement of, any rights given to any holder of such mortgage, pursuant to the terms, covenants or conditions contained in such mortgage or any other document held by any holder or any rights given to any holder as a matter of law. Upon request of holder of a mortgage to which this Lease becomes subordinate, Tenant shall execute, acknowledge and deliver to such holder an agreement to attorn to such holder as Landlord if such holder becomes Landlord hereunder and/or execute, acknowledge and deliver to such holder an agreement not to pay the Basic Rent for a period of more than one (1) month in advance.

                            ARTICLE 12

                    EXONERATION OF INDIVIDUALS

     Section 12.01 Exoneration. Neither Landlord, nor its successors or assigns, shall have any personal liability in respect to any of the covenants or conditions of this Lease. The Tenant shall look solely to the equity of the Landlord in the Demised Premises for satisfaction of the remedies of the Tenant in the event of a breach by the Landlord of any of the covenants or conditions of this Lease and no other property or assets of Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies in the event of a breach or violation by Landlord of any of the terms of this Lease or any other liability which the Landlord might have to the Tenant.
Whenever Tenant claims that Landlord is liable to Tenant by reason of any obligation of Landlord under this Lease, Tenant's remedies shall be restricted to a declaratory judgement and injunction for the relief sought, and shall exclude money damages in excess of in total One Million ($1,000,000.00 Dollars.

     Section 12.02 The provisions of this Section 12.01 shall not be applicable to Landlord's obligations under Article 23 "Security."

                            ARTICLE 13

                     COVENANT AGAINST LIENS


     Section 13.01 No Liens. Tenant shall neither create nor permit to be created or exist any lien or encumbrance affecting the Demised Premises and shall discharge, promptly upon notice, any lien or encumbrance arising out of any act or omision of Tenant. Notice its hereby given that Landlord shall not be liable for any work performed or to be performed at the Demised Premises for Tenant, or for any materials furnished or to be furnished at the Demised Premises for Tenant, upon credit and that no mechanic's or other lien for such work or materials shall attach to or affect the estate or interest of Landlord in and to the Demised Premises.

                            ARTICLE 14

                          EMINENT DOMAIN

     Section 14.01 Total Condemnation. If at any time during the Term the whole of the Building shall be taken for any public or quasi-public use under any statute, or by right of eminent domain, or a part of the Building consisting of more than fifty (50%) percent of the Building area shall be so taken, the Term and all rights of the Tenant shall immediately cease and terminate as of the date of such taking, and the Basic Rent and Additional Rent shall be apportioned and paid to the time of such termination.

     Section 14.02 Partial. In the event that only a part of the Building area constituting fifty (50%) percent or less shall be so taken, the Landlord or Tenant may elect to cancel this Lease provided Landlord, within ninety (90) days after such taking, gives notice to that effect and upon the giving of such notice, the Basic Rent and Additional Rent shall be apportioned and paid to the date of the expiration of the Term and this Lease and the Term shall cease, expire and come to an end upon the expiration of said ninety
(90) days specified in said notice. If the Landlord shall not elect to terminate as heretofore provided, this Lease shall remain unaffected except the Tenant shall be entitled to a pro rata reduction of Basic Rent, based on the proportion which the area of the Building so taken bears to the area of the Building immediately prior to such taking.

     Section 14.03   Award.  In case of any taking, whether
involving the whole or any part of the Demised Premises and regardless of whether this Lease survives, the entire award shall be paid to the Landlord and the Tenant hereby assigns such award or awards to the Landlord. It is specifically understood and agreed between Tenant and Landlord that Tenant shall have no right to participate in any condemnation award for any claim whatsoever for the unexpired leasehold, claims for fixtures, claims for improvements, claims for value of options, if any, granted hereunder, or options to extend the term of this Lease, or any other claims whatsoever. Tenant hereby waives all rights to any portion of the Award including, without limitation, any such rights arising from any termination of Tenant's leasehold interest hereunder.

     Section 14.04  Definition of "Taking".  For purpose of this

Article 14, a "Taking" shall include any conveyance made in response to a bona fide threat of condemnation.

     Section 14.05 Tenant's Moving Expense. If the condemning authority permits Tenant, in a proceeding separate from Landlord's proceeding, to seek recovery of its moving expenses, and if such recovery shall not diminish or affect the Award otherwise payable to Landlord, then Tenant may, in such separate proceeding, seek recovery for its moving expenses.

     Section 14.06 Other Tenant's Rights. Tenant shall have the right, in the event of any Taking which results in termination of this Lease, to remove its trade fixtures and other personal property from the Demised Premises.

                            ARTICLE 15

                        ACCESS TO PREMISES

     Section 15.01 Access. The Tenant agrees to permit the Landlord and the authorized representatives of the Landlord to enter the Demised Premises at all times during usual business hours upon reasonable notice, provided Landlord does not unreasonably interfere with the normal business operations of Tenant, for the purpose of inspecting the same and upon Tenant's failing to make repairs or failing to comply with laws, ordinances, rules, regulations or requirements, etc., making all necessary repairs to the Demised Premises and performing any work therein that may be necessary to comply with any laws, ordinances, rules, regulations or requirements of any public authority or of the Board of Fire Underwriters or any similar body or that the Landlord may deem necessary to prevent waste or deterioration in connection with the Demised Premises. Nothing herein shall imply any duty upon the part of the Landlord to do any such work which, under any provision of this Lease, the Tenant may be required to perform, and the performance thereof by the Landlord shall not constitute a waiver of the Tenant's default in failing to perform the same. The landlord may during the progress of any work in the Demised Premises keep and store upon the Demised Premises all necessary materials, tools and equipment. The Landlord shall not in any event be liable for inconvenience, annoyance, disturbance, loss of business or other damage of the Tenant by reason of making repairs or the performance of any work in the Demised Premises, or on account of bringing materials, supplies and equipment into or through the Demised Premises during the course thereof, and the obligations of the Tenant under this Lease shall not thereby be affected in any manner whatsoever.

           The Landlord is hereby given the right during usual business hours to enter the Demised Premises upon reasonable notice, provided that Landlord does not unreasonably interfere with the normal business operations of Tenant, and to exhibit the same for the purposes of sale or hire during the final nine months of the Term and the Landlord shall be entitled to display, on the

Demised Premises in such manner as not unreasonably to interfere with the Tenant's business, the usual "For Sale" or "To Let" signs, and the Tenant agrees that such signs may remain unmolested upon the Demised Premises.

                            ARTICLE 16

                              NOTICES

     Section 16.01 Notices. All notices, demands and requests which may or are required to be given by either party to the other shall be in writing. All notices, demands and requests by the Landlord to the Tenant shall be sent by United States Certified Mail, postage prepaid, addressed to the Tenant at the address specified on the first page of this Lease or at such other place as the Tenant may from time to time designate in a written notice to the Landlord. All notices, demands and requests by the Tenant to the Landlord shall be sent by United States Certified Mail, postage prepaid, Return Receipt Requested, addressed to the Landlord at the address shown on the first page of this Lease or at such other place as the Landlord may from time to time designate in a written notice to the Tenant. Notices, demands and requests which shall be served upon the Landlord or the Tenant in the manner aforesaid shall be deemed sufficiently served or given for all pur-poses hereunder at the time such notice, demand or request shall be mailed.

                            ARTICLE 17

                            ACCEPTANCE

     Section 17.01 Acceptance. The Demised Premises includes a building previously erected on the land which Tenant acknowledges it has inspected and is fully familiar with and its conditions and is leasing the land and building in a "as is" condition. The Demised Premises constitutes a self-contained unit, and nothing in this Lease shall impose any obligation upon Landlord to provide any service for the benefit of Tenant, including, but not limited to, water, gas, electricity, heat, air conditioning, janitorial, or any other service or utility.

                            ARTICLE 18

             QUIET ENJOYMENT - CONVEYANCE BY LANDLORD

     Section 18.01 Ouiet Enjoyment. Tenant, upon paying the
Basic Rent and all Additional Rent and other charges herein provided for and performing all covenants and conditions of this Lease, on its part to be performed, shall quietly have and enjoy the Demised Premises during the Term, without hindrance or molestation by Landlord or any other person claiming through Landlord, subject, however, to the terms of this Lease and to any Mortgage.

     Section 18.02  Conveyance by Landlord.  If Landlord shall

convey the Demised Premises, all liabilities and obligations on the part of Landlord under this Lease shall terminate upon such conveyance and thereafter all such liabilities and obligations shall be the liabilities and obligations of such transferee and shall be binding upon such transferee of the Demised Premises.

                            ARTICLE 19

                       ESTOPPEL CERTIFICATE

     Section 19.01 Estoppel Certificate. Either party shall, without charge, at any time from time to time hereafter, within ten
(10) days after written request to the other, certify by written instrument duly executed and acknowledged to any mortgagee or purchaser or proposed mortgagee or proposed purchaser, or any other person specified in such request; (a) as to whether this Lease has been supplemented or amended and if so, the substance and manner of such supplement or amendment; (b) as to the validity and force and effect of this Lease in accordance with its tenor as then constituted; (c) as to the existence of any default or event of default; (d) as to the existence of any offsets, counterclaims or defenses thereto on the part of such other party; (e) as to the term commencement date and stated expiration dates; and (f) as to any other matters as may be reasonably so requested. Any such certificate may be relied upon by the party requesting it and any other person to whom the same may be exhibited or delivered and the contents of such certificate shall be binding on the party executing same. Tenant shall, in addition, within five business days of the term commencement date, execute and deliver to Landlord a Tenant Estoppel Letter certifying and stating to those matters above referred to.

                            ARTICLE 20

                       FINANCIAL INFORMATION

     Section 20.01 Financial Information. Tenant has furnished the Landlord with Profit and Loss Statements and Balance Sheets for the fiscal years ending December 31, 1994, prepared by a Certified Public Accountant. Tenant further agrees that it will furnish to the Landlord a Certified Profit and Loss statement and Certified Balance Sheet prepared by a Certified Public Accountant for the preceding fiscal year, when required by Landlord.

                            ARTICLE 21

                       NO ABATEMENT OF RENT

     Section 21.01 No Abatement of Rent. Except as otherwise specifically provided in this Lease, there shall be no abatement, diminution or reduction of Basic Rent, Additional Rent, other charges or other compensation due to the Landlord by the Tenant or any person claiming under it, under any circumstances including but not limited to the complete or partial destruction of the Building or any inconveniences, discomfort, interruption of business or otherwise caused by a taking or destruction of the premises or any building thereon except as otherwise specifically provided herein.

                            ARTICLE 22

                      NONRECORDATION OF LEASE

     Section 22.01 Nonrecordation of Lease. Tenant shall not record the within Lease. Should Tenant record this Lease, Landlord may at its option, cause the within Lease to be terminated, cancelled and of no further force and effect or it may bring suit against Tenant for damages arising therefrom, providing, however, that Tenant or Landlord shall have the right to record a short form of lease.

                            ARTICLE 23

                             SECURITY

     Section 23.01 Security. Tenant has deposited with Landlord ONE HUNDRED SEVENTY-ONE THOUSAND and NO/100 Dollars ($171,000.00) as security for the performance of Tenant's obligations under the Lease. Landlord may use, apply or retain the whole or any part of the security to the extent required to cure any default of Tenant's and to reimburse Landlord for any damages or expenses (including, without limitation, counsel fees) incurred by reason of such default, including, but not limited to, any damages, deficiency or expenses in the reletting of the Demised Premises, whether accrued before or after summary proceedings or other re-entry by Landlord. If Landlord applies any part of said security deposit to remedy any default of Tenant, Tenant shall, upon demand, deposit with Landlord the amount so applied so that Landlord shall have the full deposit on hand at all times during the term of this Lease. If Tenant complies with all of its obligations hereunder, the security shall be returned to it after the end of the Term and delivery of possession of the Demised Premises to Landlord. In the event the Landlord shall sell or assign the premises then, upon such transfer, Landlord agrees to transfer the security deposit to such transferee and Landlord shall thereupon be released from all liability with respect to such security. Tenant shall not assign or encumber the security and neither Landlord nor its successors or assigns shall be bound by any such assignment or encumbrance.

           Landlord agrees that, as of December 31 of each calendar year, Landlord shall pay to Tenant an interest factor on the security deposit equal to the interest paid by United Jersey Bank on "Preferred Money Market Accounts" during that calendar year.
The foregoing shall not require Landlord to escrow or otherwise deposit such sum or segregate same, and Tenant recognizes and understands that Landlord shall have the right to use these funds for Landlord's general purposes. The interest shall be calculated at the rate in effect as of the opening of business of each day during that year. Landlord, with the sum of ONE THOUSAND and

NO/100 Dollars ($l,000.00) on the Commencement Date of this Lease will open such an account, and the interest rate so reflected on such account during that calendar year shall be the interest rate applied to the amount of the security deposit held by the Landlord during that year.

     Section 23.02 The provisions of Section 12.01 shall not be applicable to this Article.

                             ARTICLE 24

                             SURRENDER

     Section 24.01. On the last day or sooner termination of the Lease, Tenant shall quit and surrender the Demised Premises broom-clean, in good condition and repair, together with all alterations, additions and improvements which may have been made in, on, or to the Demised Premises, except movable furniture or unattached movable trade fixtures put in at the sole expense of the Tenant (provided Tenant has not been in default under this Lease) provided, however, that Tenant shall ascertain from Landlord at least thirty (30) days before the end of the Term whether Landlord desires to have the Demised Premises, or any part thereof, restored to the condition in which it was originally delivered to Tenant, and if Landlord shall so desire, then Tenant, at its own cost and expense, shall restore the same before the end of the Term. Landlord shall, in response to Tenant's request, or otherwise, advise Tenant as to the repairs and restoration to be undertaken by Tenant prior to the expiration of the Lease Term. Tenant shall, at least six (6) months before the end of the Term, advise the New Jersey Department of Environmental Protection and Energy of the termination of Tenant's use of the premises, and file, with said Department, such information, affidavits, forms, remedial action work plan and such other information as said Department may require and undertake such action or work as required by the Department of Environmental Protection and Energy pertaining to Tenant's use and occupancy of the premises as it relates to remedial action or a remedial action work plan for the removal of hazardous substances and wastes that remain on the premises demised by reason thereof. Tenant agrees upon termination of the lease, the air-conditioning, cooling systems, heating equipment and plumbing and electrical systems shall be in good, operable condition. All light fixtures and bulbs shall be operable, cleaned and in good working order, rugs cleaned, and the warehouse floor washed and sealed. Tenant shall obtain from Landlord Landlord's approval as to the sealer used by Tenant. The condition of the building and premises shall be in such a condition upon surrender as though the premises were used exclusively for warehousing and offices, and the Tenant made all repairs and replacements as were necessary during the term of the Lease so that after surrender, the building and premises are in good condition and ready to be re-rented. Tenant and Landlord understand that during the term of this Lease, the building and its equipment may be subject to reasonable wear and tear. However, Landlord and Tenant specifically agree that wear and tear shall not excuse Tenant from undertaking its repair and maintenance obligations, and the provisions as herein provided, by way of example, that the various systems shall be in good operating condition, are intended to be the standard by which the building and its systems shall be returned to Landlord by Tenant. If the Demised Premises is not surrendered as and when aforesaid, Tenant shall indemnify Landlord against loss or liability resulting from the delay by Tenant in so surrendering the premises including, without limitation, any claims made by any succeeding occupant founded on such delay. Tenant's obligations under this section shall survive the expiration or sooner termination of the Term.
In the event Tenant, prior to termination of the Lease, fails to comply with the Rules and Regulations of the Department of Environmental Protection of the State of New Jersey or other applicable Federal agencies having jurisdiction over the storage or use of hazardous substances then, Tenant, at the option of the Landlord, shall be deemed to be occupying the Demised Premises as a tenant from month-to-month, at the monthly rental indicated below. In the event Tenant remains in possession of the Demised Premises after the expiration of the term and without execution of a new Lease, or, Tenant fails to restore the premises, or fails to comply with its other obligations which must be complied with prior to the termination date of the Lease, then Tenant, at the option of the Landlord, shall be deemed to be occupying the Demised Premises as a tenant from month-to-month, at the monthly rental equal to the higher of 150% of market rent plus one-twelfth (1/12th) of all items of Additional Rent such as, but not limited to, taxes, insurance payable or paid during the last lease year or, four (4) times the sum of (i) the Basic Rent payable for the last month of the Term under Article 3 hereof and, (ii) one twelfth (l/12th) of all items of Additional Rent, such as, but not limited to, taxes, insurance payable or paid during the last lease year.

           Tenant shall on a date no later than six (6) months prior to the termination date of this Lease obtain from the New Jersey Department of Environmental Protection and Energy ("DEPE") a non-applicability letter and/or a de minimis quantity exception and/or a negative declaration approval and/or a written determination by DEPE that there are no discharged hazardous materials at the site that occurred during the Lease Term and, if any had occurred, have been remedied in accordance with applicable regulations, such determination presently referred to as a No Further Action letter ("NFA"). If Tenant obtains a non-applicability exemption or otherwise is not required to undertake sampling then Tenant shall, at Landlord's option, hire a consultant satisfactory to Landlord to undertake sampling in a manner consistent with applicable environmental law sufficient to determine whether or not Tenant's operations have resulted in any spill or discharge of hazardous substances or waste at the premises. Should the sampling reveal any spills or discharges of a hazardous substance or waste which occurred during the Lease
Term, then Tenant shall, at Tenant's expense, promptly clean up the premises to the satisfaction of the applicable governmental agencies which have jurisdiction of the matter and to the reasonable satisfaction of the Landlord. If Tenant shall fail to comply with the preceding sentence of this subparagraph prior to termination of the Lease, then Tenant's obligations to pay rent and additional rent shall continue until the earlier of either Landlord rerenting the Premises and a new tenant takes occupancy and commences to pay rent, or such date as Tenant shall comply with the foregoing, such rent to be computed as though the Tenant was occupying the demised premises as a Tenant from month to month as otherwise set forth in the preceding paragraph.

                              ARTICLE 25

                             MISCELLANEOUS

     Section 25.01 Table of Contents. The Table of Contents and headings of this Lease are for convenience of reference only and in no way define, limit or describe the scope or intent of this Lease nor in any way affect this Lease.

     Section 25.02 No Reservations. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option to lease, and it is not effective as a Lease or otherwise until execution and delivery by both Landlord and Tenant.

     Section 25.03 Laws. This Lease shall be governed by and construed in accordance with the laws of the State of New Jersey.

     Section 25.04 Brokers. Tenant represents that it has dealt with no realtors, brokers or agents in connection with the negotiation of this Lease and the renting of the Demised Premises hereunder, other than Charles Klatskin Company, Inc. and Cushman and Wakefield. Should any claims be made for brokerage commissions, other than those payable to the brokers specified in this Section, through or on account of dealings of Tenant or its agents or representatives, Tenant shall indemnify and hold Landlord harmless against any liability in connection therewith, including without limitation reasonable claims, damages or counsel fees.

     Section 25.05 Broker's Signs. The Tenant shall not permit, at any time during the term of this Lease, any broker signs to be attached to, exhibited or placed upon the Demised Premises, which signs offer the premises for let or for sale unless such broker has obtained Landlord's prior written consent and presents such consent to the Tenant.

     Section 25.06 Rules and Regulations. The rules and regulations attached to this Lease are made a part of this Lease, and Tenant shall comply with them. Landlord shall have the right, from time to time, to promulgate amendments and additional rules and regulations for the safety, care and cleanliness of the premises, or for the preservation of good order. On delivery of a copy of such amendments and additional rules and regulations to Tenant, Tenant shall comply with the rules and regulations, and a material violation of any of them shall constitute a default by

Tenant under this Lease, subject to Tenant's right to cure, as set forth in Section 10.01 hereof. Irrespective of the foregoing, Landlord will have the right to strictly enforce the provisions of Rule 2 as set forth on the Rules and Regulations attached. As to the enforcement of other Rules and Regulations, whether now existing or amended, Landlord agrees to permit Tenant, after notice, to comply in a reasonable manner with such Rules and Regulations. If there is a conflict between the rules and regulations and any other provisions of this Lease, the provisions of this Lease shall prevail.

     Section 25.07 Waste. The Tenant covenants not to do or suffer any waste or damage, disfigurement or injury to any building or improvement now or hereafter on the Demised Premises, or the fixtures and equipment thereof, or permit or suffer any overloading of the floors thereof.

     Section 25.08 Compactor. If the municipality or other governmental agency shall require Tenant to install a garbage compactor or other storage or waste management facility at the premises, Tenant shall, at Tenant's expense, install such equipment and/or storage facility.

     Section 25.09 Underground Tanks. Tenant warrants and represents that it will, at no time, install any underground storage tanks on the Demised Premises. A breach of this covenant shall be deemed a default under the Lease and Landlord shall have the right to terminate the Lease upon the happening of such event.

     Section 25.10 Declaratory Judgment. Wherever in this Lease Landlord's consent or approval is required, if Landlord shall refuse such consent or approval, Tenant in no event shall be entitled to make, nor shall Tenant make any claim, and Tenant hereby waives any claim for money damages (nor shall Tenant claim any money damages by way of setoff, counterclaim or defense), based upon any claim or assertion by Tenant that Landlord unreasonably withheld or unduly delayed its consent or approval. Tenant's sole remedy in such event shall be an action or proceeding to enforce any such provision, for specific performance injunction or declaratory judgment.

     Section 25.11 Corporate Authority. If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the By-Laws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms. If Tenant is a corporation, Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord a certified copy of a resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Lease.


     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals on the date first above written.

Witness:                                   FORSGATE INDUSTRIAL COMPLEX, a
                                           Limited Partnership, Landlord

/s/ ELAINE G. SCHADE                       By: /s/ STEPHEN P. SEIDEN
----------------------------                   --------------------------
                                               STEPHEN P. SEIDEN, GENERAL
                                               PARTNER

                                           By: /s/ CHARLES KLATSKIN
                                               --------------------------
                                               CHARLES KLATSKIN, GENERAL
                                               PARTNER

Attest:                                    JEAN  PHILIPPE FRAGRANCES, INC.
                                           Tenant

/s/                                        By: /s/ Russell Greenberg
----------------------------                   ---------------------------
                                               Name: Russell Greenberg
                                               Title: Executive V.P.




STATE OF NEW JERSEY )
                    )    ss.:
COUNTY OF BERGEN    )

     BE IT REMEMBERED, that on this 10th day of July 1995 before me, the subscriber, personally appeared Charles Klatskin, Stephen Seiden, who, I am satisfied, is the person named in and who executed the within Instrument, and thereupon he/they acknowledged that he/they signed, sealed and delivered the same as his/their act and deed, and the act and deed of the said FORSGATE INDUSTRIAL COMPLEX, a partnership, for the uses and purposes therein expressed.

                                     /s/ ELAINE G. SCHADE
                                 ---------------------------
                                   ELAINE G. SCHADE
                                   NOTARY PUBLIC OF NEW JERSEY
                                   My Commission Expires Sept. 17, 1995

STATE OF NEW YORK   )
                    )    ss.:
COUNTY OF NEW YORK  )


     BE IT REMEMBERED, that on this 26th day of June, 1995 before me, the subscriber, personally appeared, Russell Greenberg, who, I am satisfied, is the person who signed the within instrument as Executive V.P. of JEAN PHILIPPE FRAGRANCES, INC., the

corporation named therein and he/she thereupon acknowledged that the said instrument made by the corporation and sealed with its corporate seal, was signed, sealed with the corporate seal and delivered by him/her as such officer and is the voluntary act and deed of the corporation, made by virtue of authority from its Board of Directors.


                                     /s/ ANNIE FAILLER
                                 ---------------------------
                                   ANNIE FAILLER
                                   Notary Public, State of New York
                                   No. 01FA5023811
                                   Qualified in Queens County
                                   Commission Expires Feb. 14, 1996









                       CORPORATE RESOLUTION

     This is to certify that a meeting of the Board of Directors of JEAN PHILIPPE FRAGRANCES, INC., a corporation of the State of
          , held on the       day of           ,  1995, at its
principal office at                     , Kearny, New Jersey, at
which time there was a quorum present, the following Resolution was duly adopted and unanimously passed:

     BE IT RESOLVED, that the Corporation entered into an Agreement with FORSGATE INDUSTRIAL COMPLEX for premises commonly known as 60 Stults Road, South Brunswick, New Jersey, for a period of eight
(8) years in accordance with a certain draft of lease attached.

     BE IT FURTHER RESOLVED, that the President and/or Vice
President and Secretary be and they are hereby authorized to execute the Agreement (Lease) and to affix the corporate seal thereto.

     That the officers referred to in the foregoing Resolution are as follows:

               President:      __________________
               Vice President: __________________
               Secretary:      __________________

     I hereby certify that the foregoing Resolution was duly adopted by the Board of Directors of JEAN PHILIPPE FRAGRANCES,
INC., a corporation of the State of           , at a meeting held
on the       day of                , 1995, and that the above-

named officers are duly qualified and hold the offices stated aforesaid.


                                    _________________________________
                                                  Secretary


                                                         SCHEDULE A

                     DESCRIPTION OF TAX LOT 16, BLOCK 10,
                   STULTS ROAD, TOWNSHIP OF SOUTH BRUNSWICK,
                         MIDDLESEX COUNTY, NEW JERSEY.

Begining at a point in the southerly line of Stults Road (as widened to thirty-three (33) feet from the center line ), where the same is intersected by the division line between lot 15 and lot l6 in Tax Block 10, said point being one thousand one hundred forty-nine and twenty-seven hundredths (1,149.27) feet northwesterly from the point of intersection formed by the northeasterly prolongation of the westerly line of Cranbury-South River Road (as widened) and the southeasterly prolongatlon of the southerly line of Stults Road (as
widened); and running:                            -

Thence (l) northwesterly, along the southerly line of Stults Road (as widened) north seventy-two degrees fifty-one minutes west (N 72 degrees-51'W), six hundred forty-four and no hundredths (644.00) feet to a point;

Thence (2) southwesterly along the easterly line of Lot 18 in Tax
Block 10, south seventeen degrees nine minutes west (S 17 degrees--O9'W), five hundred ninety and eighty-two hundredths (590.82) feet to a point;

Thence (3) southeasterly, parallel to Stults Road, south seventy-two degrees fifty-one minutes east (72 degrees-51' E ), six hundred forty-four and no hundredths (644.00) feet to a point;

Thence (4) northeasterly, along the division line between Lot 15 and Lot 16 in Tax Block 10; north seventeen degrees nine minutes east
(N 17 degrees-09' E), five hundred ninety and eighty-two hundredths (590.82) feet to the point and place of beginning.

Containing an area of eight and seven hundred thirty-four thousandths (8.734) Acres.

Being the premises known and designated as Lot 16 in Block 10 in the Tax Records of the Township of South Brunswick.

Being Lot 16 and Lot 17 in Block 10 as shown on a certain map entitled "Final Subdivision Plat, Section One, Forsgate Industrial Complex, Township of South Brunswick, Middlesex County, New Jersey"., which map was filed in the Middlesex County Clerk's Office as filed map No. 3992, File No. 963 on September 30, 1977. The said Lot 16 and Lot 17 were combined by Reverse Minor Subdivision No. 820 which was approved by the Township of South Brunswick Plannlng Board on December 13, 1977. A deed description was filed in the Middlesex County Clerk's office on April 7, 1975 in Deed Book 3024, Page 796.

Subject to a fifty (50) foot wide easement southerly to and contiguous with the first course herein above described for the purpose of installing and maintaining Detention Ponds and Storm
Drainage installations.


Subject to a ten (10) foot wide easement easterly to and contiguous with the second course herein above described and a ten (10) foot wide easement westerly to and contiguous with the fourth course herein above described for the installation, replacement and maintenance of above ground and below ground utlilties and channelized surface drainage. In the event that Lot 16 and Lot 18 in Tax Block 10 shall be combined, any easement along a common property line shall be null and vold.

Subject to a fifty (50) foot wide easement northerly to and contiguous with the third course herein above described for the installation, replacement and maintenance of Railroad facilities, above ground and below ground utilities and channelized surface drainage.


                              [PROPERTY MAP]

              LOT 18                                  LOT 16


                                                           SCHEDULE B

                      RULES AND REGULATIONS

     The Tenant covenants and agrees with the Landlord to obey the following rules and regulations:

     1. All garbage and refuse shall be kept in containers inside the premises. If the Landlord shall provide or designate a service for picking up refuse and garbage, Tenant shall use same at its cost; the Tenant shall pay the cost to remove any of its rubbish or refuse. The Tenant shall not burn any trash or garbage of any kind in or about the building.

     2. The Tenant shall maintain, at its expense, a landscaping service and shall provide that the lawns shall be watered, reseeded, fertilized and regularly mowed and maintained, and debris shall be removed, if any, and all shrubery shall likewise be fertilized, maintained, pruned and replaced when necessary. The sidewalks or entrances shall not be obstructed or encumbered by Tenant or used for any purposes other than ingress and egress and the parking lot shall be used exclusively for the parking of motor vehicles of Tenant's employees and invitees.
The parking lot shall be swept, maintained, retarred when necessary and striped. Tenant shall not be required to retar in the last three years of the Lease.

     3. The Tenant shall not store any material, supplies, semi-finished products or anything whatsoever outside of the building. In the event Tenant requires temporary outside storage for any reason whatsoever, Tenant must first obtain written approval of the Landlord.

     4. The Tenant shall, at its cost and expense, use a pest extermination service so as to keep the premises free of same.

     5. The Tenant will undertake a general maintenance program, either through its own employees or outside contractors which shall provide amongst other things for general and periodic window cleaning, when necessary and painting of trim and the like.

     6.   Tenant shall not at any time, without first obtaining
Landlord's consent, change, by alteration or replacement, rebuilding or otherwise, the exterior color or architectural treatment of the leased bullding.

     7. Tenant shall not use or permit to be used any loud speaker or sound amplifier which may be heard outside of the leased property.

     8. Tenant shall not suffer, allow or permit any offensive or obnoxious vibration, noise, odor, or other undesirable effect to emanate from the leased property, or any machine or other installation therein, or otherwise suffer, allow or permit the same to constitute a nuisance or otherwise unreasonably interfere with the safety, comfort or convenience of adjoining properties.

     9. Tenant shall not erect a ground sign or building sign without prior written consent of Landlord. Landlord will not unreasonably withhold its consent or delay the same if the sign does not damage the building, and any such sign is dignified.

     10. Tenant shall maintain and keep lit any and all exterior architectural lighting which may be installed by the Landlord.

     11. Tenant shall have the right, provided same is done in accordance with the zoning ordinance of the municipality, to park trucks on the property along the area wherein are located the loading docks. The Tenant shall not park trucks in any other portion of the Demised Premises.

     Upon notice by the Landlord to the Tenant of a breach of any of the rules and regulations, Tenant shall, within thirty (30) days thereafter, comply with such rule and regulation and in the event Tenant shall not comply, then the Landlord may, at its discretion, either: (1) cure such condition and add any cost and expense incurred by the Landlord therefor to the next install-ation of rental due under this Lease, and the Tenant shall then pay such amount, as additional rent hereunder; or (2) treat such failure on the part of the Tenant to remedy such condition as a material default of this Lease on the part of the Tenant hereunder.

     Landlord reserves the right, from time to time, to promulgate additional rules and regulations as Landlord, provided that Landlord gives notice to Tenant not less than sixty (60) days prior to the effective date of new or revised rules; such new or revised rule is applied uniformly to all tenants in the industrial park in which the Demised Premises are located, and such new or revised rule does not interfere with the normal business operations of Tenant.